SENIOR SECURED CREDIT AGREEMENT

dated as of

July 31, 2002

among

CME MEDIA ENTERPRISES B.V.,

as Borrower,

THE GUARANTORS named herein,
as Guarantors,

THE LENDERS named herein

and

IMPERIAL ASSET MANAGEMENT, LLC, as Agent

TABLE OF CONTENTS

Section Heading Page

RECITALS

SECTION 1 DEFINITIONS

1.1 Certain Defined Terms

1.2 Accounting Terms

1.3 Other Definitional Provisions; Anniversaries

1.4 Schedules

SECTION 2 AMOUNT AND TERMS OF LOAN COMMITMENT AND LOANS; NOTES

2.1 Loan and Note

A. Loan Commitment

B. Notice of Borrowing

C. Disbursement of Funds

D. Loan Notes

E. Maturity Date

F. Pro Rata Borrowings

2.2 Interest on the Loans

A. Rate of Interest

B. Interest Payments

C. Penalty Interest

D. Computation of Interest

2.3 Fees

2.4 Prepayments and Payments

A. Prepayments

B. Manner and Time of Payment

C. Payments on Non-Business Days

D. Notation of Payment

2.5 Use of Proceeds

SECTION 3 CONDITIONS

3.1 Conditions to Loans

SECTION 4 REPRESENTATIONS AND WARRANTIES

4.1 Organization and Good Standing; Capitalization

4.2 Authorization and Power

4.3 No Conflicts or Consents

4.4 Enforceable Obligations

4.5 Properties; Liens

4.6 Financial Condition

4.7 Full Disclosure

4.8 No Default

4.9 Compliance with Contracts, Etc.

4.10 No Litigation

4.11 Taxes

4.12 Employee Benefits

4.13 Government Regulation

4.14 Operating Agreements

4.15 Intellectual Property

4.16 Environmental Matters

4.17 Permits

4.18 Insurance

4.19 Labor Matters

4.20 Guarantee

4.21 Broker's or Finder's Fees

4.22 Debt Agreements

4.23 Security Interest

4.24 No Immunity

4.25 Survival of Representations and Warranties

SECTION 5 AFFIRMATIVE COVENANTS

5.1 Financial Statements and Other Reports

5.2 Corporate Existence, Etc.

5.3 Payment of Taxes and Claims; Tax Consolidation

5.4 Maintenance of Properties; Insurance

5.5 Inspection

5.6 Compliance with Laws, Etc.

5.7 Maintenance of Accurate Records, Etc.

5.8 Payments in Dollars

5.9 Register

5.10 Employee Benefit Plan Compliance

5.11 Security Interests

SECTION 6 NEGATIVE COVENANTS

6.1 Indebtedness

6.2 Liens

6.3 Restricted Payments

6.4 Investments; Joint Ventures

6.5 Restriction on Fundamental Changes

6.6 Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries

6.7 Transactions with Shareholders and Affiliates

6.8 Subsidiary Stock

6.9 Business Activities

6.10 Amendments to Governing Documents and Operating Agreements

6.11 Asset Sales

6.12 Transfer of Assets to Subsidiaries and Media Ventures

SECTION 7 EVENTS OF DEFAULT

7.1 Failure To Make Payments When Due

7.2 Default in Other Agreements

7.3 Breach of Certain Covenants

7.4 Breach of Warranty

7.5 Other Defaults Under Agreement or Loan Documents

7.6 Other Default

7.7 Involuntary Bankruptcy; Appointment of Custodian, Etc.

7.8 Voluntary Bankruptcy; Appointment of Custodian, Etc.

7.9 Judgments and Attachments

7.10 Dissolution

7.11 Guarantee

7.12 Security Document Default

7.13 Non-Monetary Judgment

7.14 Injunction

7.15 Damage, Strike, Casualty, Etc.

7.16 Licenses and Permits

SECTION 8 THE AGENT

8.1 Appointment

8.2 Delegation of Duties

8.3 Exculpatory Provisions

8.4 Reliance by Agent

8.5 Notice of Default

8.6 Non-Reliance on Agent and Other Lenders

8.7 Indemnification

8.8 Agent in Its Individual Capacity

8.9 Resignation of the Agent; Successor Agent

8.10 Parallel Debt

SECTION 9 GUARANTEE

9.1 Unconditional Guarantee

9.2 Severability

9.3 Release of the Guarantors

9.4 Limitation of Guarantor's Liability

9.5 Waiver of Subrogation

9.6 Evidence of Guarantee

9.7 Waiver of Stay, Extension or Usury Laws

SECTION 10 MISCELLANEOUS

10.1 Participations in and Assignments of Loans and Notes

10.2 Expenses

10.3 Indemnity

10.4 Setoff

10.5 Amendments and Waivers

10.6 Independence of Covenants

10.7 Entirety

10.8 Notices

10.9 Survival of Warranties and Certain Agreements

10.10 Failure or Indulgence Not Waiver; Remedies Cumulative

10.11 Severability

10.12 Headings

10.13 Applicable Law

10.14 Successors and Assigns; Subsequent Holders of Notes

10.15 Counterparts; Effectiveness

10.16 Consent to Jurisdiction; Venue; Waiver of Jury Trial

10.17 Payments Pro Rata

10.18 Taxes and Other Taxes

10.19 Waiver of Stay, Extension or Usury Laws

10.20 Requirements of Law

10.21 Confidentiality

SCHEDULES

1.1 PLEDGED COMPANIES
  IRR CALCULATION METHODOLOGY

3.1I BUSINESS LOSS OR INTERFERENCE

4.1 SUBSIDIARIES AND INVESTMENTS

4.6 FINANCIAL CONDITION

4.9 NON-COMPLIANCE WITH CONTRACTS, ETC.

4.10 LITIGATION

4.11 TAXES

4.14 OPERATING AGREEMENTS

4.15 INTELLECTUAL PROPERTY

4.17 PERMITS

4.22 EXISTING INDEBTEDNESS

6.2 EXISTING LIENS

EXHIBITS

I FORM OF NOTE

II FORM OF COMPLIANCE CERTIFICATE

III FORM OF NOTICE OF BORROWING

IV FORM OF OPINION OF SPECIAL U.S. COUNSEL

V FORM OF OPINION OF SPECIAL BERMUDA COUNSEL

VI FORM OF OPINION OF SPECIAL NETHERLANDS ANTILLES COUNSEL

VII FORM OF OPINION OF SPECIAL NETHERLANDS COUNSEL

VIII FORM OF NOTATION OF GUARANTEE

IX FORM OF PLEDGE AGREEMENT

X FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

XI FORM OF WARRANT AGREEMENT

XII REGISTRATION RIGHTS AGREEMENT

This Senior Secured Credit Agreement is dated as of July 31, 2002, and entered into by and among CME Media Enterprises B.V., a limited liability company formed under the laws of The Netherlands (the "Company"), Central European Media Enterprises Ltd., a corporation formed under the laws of Bermuda (the "Parent"), Central European Media Enterprises N.V., a limited liability company formed under the laws of the Netherlands Antilles (the "Holdco Guarantor" and, together with the Parent, the "Guarantors"), the Lenders named on the signature pages hereto (the "Lenders"), and Imperial Asset Management, LLC ("Imperial"), as agent for the Lenders (in such capacity, the "Agent").

RECITALS

WHEREAS, the Company desires that the Lenders extend a senior secured credit facility to the Company to be used for general corporate purposes, including loans of the proceeds therefrom to the Guarantors pursuant to the terms of this Agreement;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereby agree as follows:

SECTION 1 DEFINITIONS

1.1 Certain Defined Terms

The following terms used in this Agreement shall have the following meanings:

"Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

"Agent" has the meaning ascribed to such term in the introduction to this Agreement.

"Agreement" means this Senior Secured Credit Agreement dated as of July 31, 2002, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

"Assignment and Assumption Agreement" means an assignment and assumption agreement substantially in the form of Exhibit X hereto.

"Bankruptcy Law" means the law of any jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors, whether in effect on the date hereof or hereafter or the equivalent thereof in any applicable jurisdiction.

"Bankruptcy Order" means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, winding up, dissolution or reorganization, or appointing a custodian of a debtor or of all or any substantial part of a debtor's property, or providing for the staying, arrangement, adjustment or composition of indebtedness or other relief of a debtor.

"Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any duly authorized committee of that Board.

"Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of New York, New York or London, England or is a day on which banking institutions therein located are authorized or required by law or other governmental action to close.

"Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in the equity of such Person, whether now outstanding or issued after the Closing Date, including, without limitation, all Common Stock and Preferred Stock.

"Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

"Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease.

"Change of Control" means such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of the Voting Stock of the Parent on a fully diluted basis and such ownership is greater than the amount of voting power of the Voting Stock of the Parent, on a fully diluted basis, held by the Existing Stockholders and their Affiliates on such date; or (ii) individuals who on the Closing Date constitute the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the Parent's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors then in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

"Closing Date" means the date of this Agreement.

"Collateral" means (i) 100% of the Capital Stock of the Company pledged by the Holdco Guarantor, (ii) 100% of the Capital Stock of the Subsidiaries set forth on Schedule 1.1 and (iii) such other Property as is required pursuant to the terms of the Loan Documents to be provided by the Parent or its Subsidiaries as security for the Loans.

"Commission" means the Securities and Exchange Commission.

"Common Stock" means, with respect to any Person, any and all shares, interests, participations and other equivalents (however designated, whether voting or non-voting) of such Person's common stock, whether now outstanding or issued after the date of this Agreement, and includes, without limitation, all series and classes of such common stock.

"Company" has the meaning ascribed to such term in the introduction to this Agreement.

"Compliance Certificate" means a certificate substantially in the form of Exhibit II annexed hereto delivered to the Lenders by the Company pursuant to Section 5.1 (c).

"Contractual Obligation", as applied to any Person, means any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound.

"Covered Taxes" has the meaning ascribed to such term in Section 10.18A.

"Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

"Custodian" means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, sequestrator or similar official charged with maintaining possession or control over property for one or more creditors, whether under any Bankruptcy Law or otherwise.

"Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Maturity Date, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Maturity Date or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Maturity Date; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Maturity Date shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Sections 4.10 and 4.11 of the indentures governing the Senior Notes and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the repayment of the Term Loans hereunder.

"Dollars" or the sign "$" means the lawful money of the United States of America.

"Draw Date" means either the Initial Draw Date or the Subsequent Draw Date.

"EBITDA" means with respect to any Person, such Person's gross earnings of any Person before interest, foreign exchange gains and losses, corporate expense and goodwill amortization and equity loss of unconsolidated affiliates, other non-recurring charges for impairment of investments or discontinued operations, income taxes, depreciation and amortization of intangible assets (which does not include programming rights) calculated on a consolidated basis in a manner consistent with the calculation of EBITDA used by the Parent in its Annual Report on Form 10-K filed for the fiscal year ending December 31, 2001.

"Employee Benefit Plan" means any employee benefit plan (i) which is, or, at any time within the five calendar years immediately preceding the date hereof, was, maintained or contributed to by the Parent or any Subsidiaries of the Parent or any of their respective Affiliates or (ii) with respect to which the Parent or any Subsidiary of the Parent retains any liability, including any potential joint and several liability as a result of an affiliation with an Affiliate or a party that would be an Affiliate except for the fact the affiliation ceased more than five calendar years prior to the date hereof.

"Environmental Laws" means any common law and all statutes, ordinances, orders, rules, regulations, plans, policies or decrees and the like relating to (i) environmental matters, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the release or threatened release of hazardous materials or (ii) the generation, use, storage, transportation or disposal of hazardous materials.

"Event of Default" means each of the events set forth in Section 7.

"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

"Existing Stockholders" means (A) each beneficial holder of the Parent's class B common shares on the Closing Date, (B) family members of any of the foregoing, (C) trusts, the only beneficiaries of which are persons or entities described in clauses (A) and (B) above, and (D) partnerships, corporations, or limited liability companies which are controlled by the persons or entities described in clauses (A) and (B) above.

"Federal Funds Rate" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a New York business day, for the next preceding New York business day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a New York business day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent.

"GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as are approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in this Agreement shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of this Agreement shall be made without giving effect to (i) the amortization of any expenses incurred in connection with the execution of this Agreement and (ii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion No. 16 or other accounting literature related thereto.

"Governing Document" means the certificate or articles of incorporation or association, bylaws, partnership agreements, shareholders' agreements or other similar document which regulates the operation and existence of any Person.

"Group" means any group of the Company's Subsidiaries and Media Ventures (including newly formed Subsidiaries or Media Ventures) substantially all of whose assets exist in or related to one jurisdiction.

"Guarantee" means the guarantee delivered to the Lenders by the Guarantors pursuant to Section 9 which is evidenced by notations of guarantee substantially in the form of Exhibit VIII hereto.

"Guarantors" has the meaning ascribed to such term in the introduction to this Agreement.

"Holdco Guarantor" has the meaning ascribed to such term in the introduction to this Agreement.

"Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Indebtedness by reason of a Person becoming a Subsidiary of the Parent; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

"Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (i) or (ii) above or (v), (vi) or (vii) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all obligations of such Person as lessee under Capitalized Leases, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons guaranteed by such Person to the extent such Indebtedness is guaranteed by such Person and (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the original issue price of such Indebtedness as increased to reflect any accretion thereof pursuant to the terms of such Indebtedness, (B) that "Indebtedness" shall not include any amount of money borrowed, at the time of the Incurrence of the related Indebtedness, for the purpose of pre-funding any interest payable on such related Indebtedness and (C) that Indebtedness shall not include any liability for federal, state, local or other taxes.

"Indemnified Liabilities" has the meaning ascribed to such term in Section 10.3.

"Indemnitees" has the meaning ascribed to such term in Section 10.3.

"Initial Draw Date" means the date of the execution of the Security Documents as contemplated in Section 3.1O when the Company will borrow the first $15,000,000 tranche available under the Loan Commitments.

"Intellectual Property" means all patents, trademarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of the Parent as currently conducted that are material to the condition (financial or otherwise), business or operations of the Parent, its Subsidiaries and the Media Ventures, taken as a whole.

"Intercompany Indebtedness" means any Indebtedness of the Company, any Subsidiary of the Company, or any Media Venture which is owing to the Company, any Subsidiary of the Company or any Media Venture and which is incurred in the ordinary course of business consistent with past practices; provided, that in the case of any Intercompany Indebtedness of a Subsidiary of the Company owed to a Media Venture, the Media Venture must be within the same Group and no such Intercompany Indebtedness shall have been funded, directly or indirectly, by the Incurrence of Indebtedness to any Person other than the Company or any Subsidiary of the Company or a Media Venture within the same Group other than Indebtedness Incurred in compliance with Section 6.1(iv); provided, however, that if as of any date any Person other than the Company, a Subsidiary of the Company or a Media Venture within the same Group, or any Lender owns or holds such Indebtedness, or holds any Lien in respect thereof, such Indebtedness shall no longer be Intercompany Indebtedness permitted to be Incurred pursuant to Section 6.1(i).

"Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

"Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor code or statute.

"Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of guarantee or similar arrangement, but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Company or its Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person.

"Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, however, that, as to any such arrangement in corporate form, such corporation shall not, as to any Person of which such corporation is a Subsidiary, be considered to be a Joint Venture to which such Person is a party.

"Laws" means all applicable statutes, laws, ordinances, regulations, rules, orders, judgments, writs, injunctions or decrees of any state, commonwealth, nation, territory, possession, province, county, parish, town, township, village, municipality or Tribunal, and "Law" means each of the foregoing.

"Lenders" has the meaning ascribed to that term in the introduction to this Agreement and shall include any assignee of any Loan, Note or Loan Commitment to the extent of such assignment.

"Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

"Litigation" means any action, suit, proceeding, claim, lawsuit and/or investigation conducted or threatened by or before any Tribunal.

"Loan Commitment" has the meaning ascribed to such term in Section 2.1A.

"Loan Documents" means this Agreement, the Notes, the Guarantees, the Warrants and the Security Documents.

"Margin Stock" has the meaning assigned to that term in Regulation U and Regulation G of the Board of Governors of the Federal Reserve System as in effect from time to time.

"Material Adverse Effect" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Parent, its Subsidiaries and the Media Ventures, taken as a whole, or (ii) the impairment of the ability of any Guarantor or the Company to perform, or the impairment of the ability of the Agent or Lenders to enforce, the Obligations.

"Material Entity" means, with respect to any accounting period, any Subsidiary of the Company or Media Venture (i) whose revenues constitute greater than 10% of the aggregate value of the revenues of the Company, its Subsidiaries and the Media Ventures, taken as a whole, for such accounting period or (ii) the fair market value of whose assets at any time during such accounting period is greater than 10% of the fair market value of all of the assets of the Company, its Subsidiaries and the Media Ventures at such time.

"Maturity Date" means June 15, 2004, the date the Loans are due to be repaid.

"Media Ventures" means all of the Parent's Investments in the entities, other than its Subsidiaries, listed on Schedule 4.1 which are, directly or indirectly, engaged in a media business; provided, that for purposes of this Agreement, for so long as the Company's dispute with the government of the Czech Republic as described in item 6 of Schedule 4.10 remains unresolved, CET 21 spol.s.r.o. shall not be a Media Venture.

"Moody's" means Moody's Investor Services, Inc. and its successors.

"Notes" has the meaning ascribed to such term in Section 2.1D.

"Notice of Borrowing" means a notice substantially in the form of Exhibit III annexed hereto with respect to a proposed borrowing.

"Obligations" means all obligations of every nature of the Company from time to time owed to the Lenders and the Agent under the Loan Documents, whether for principal, reimbursements, interest, fees, expenses, indemnities or otherwise, and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance).

"Officer" means with respect to the Company, the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Chief Operating Officer, Director, the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary.

"Officer's Certificate" means, as applied to any corporation, a certificate executed on behalf of such corporation by an Officer; provided, however, that such Officer's Certificate shall include (i) a statement that the officer making or giving such Officer's Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signer, such condition has been complied with.

"Operating Agreement" means any operating, management, shareholders' or other agreement to which a Person is a party that governs, all or any portion of, the business or operations, establishes the management or use of the property or assets of such Person or compels, requires or regulates the operation of property or assets of the conduct of business of such Person.

"Other Taxes" has the meaning ascribed to such term in Section 10.18B.

"Parent" has the meaning ascribed to such term in the introduction to this Agreement.

"Payment Office" shall mean the office of the Agent located at 150 South Rodeo Drive, Suite 100, Beverly Hills, California 90212 or such other office as the Agent may designate to the Company and the Lenders from time to time.

"Payment Restriction" has the meaning ascribed to such term in Section 6.6.

"Permits" has the meaning ascribed to such term in Section 4.18.

"Permitted Investment" means (i) an Investment in the Company or a Subsidiary of the Company or a Person which will, upon the making of such Investment, become a Wholly-Owned Subsidiary of the Company or be merged or consolidated with or into, or transfer or convey all or substantially all its assets to, the Company or a Wholly-Owned Subsidiary of the Company; provided that such Person's primary business is related, ancillary or complementary to the businesses of the Company and its Subsidiaries on the date of such Investment; (ii) Temporary Cash Investments; (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (iv) notes and other evidences of Intercompany Indebtedness; and (v) stock, obligations or notes received in satisfaction of judgments.

"Permitted Liens" means (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (ii) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or its Subsidiaries; (vi) Liens (including extensions and renewals thereof) upon real or personal property or any other asset acquired after the Closing Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with Section 6.1, (1) to finance the cost (including the cost of improvement or construction) of property or assets (including, without limitation, Capital Stock) and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property, (2) to Refinance any Indebtedness so secured, or (3) as Interest Rate Agreements and Currency Agreements relating solely to the Indebtedness described in clause (1) or (2) above, (b) the principal amount of the Indebtedness secured by such Lien as of the time of the Incurrence thereof does not exceed 100% of such cost and (c) any such Lien does not extend to or cover any property or assets other than such item of property or assets and any improvements on such item, provided that if 100% of the Capital Stock of a Person is acquired (not including "qualifying" shares) such Lien may extend to properties of such Person; (vii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Subsidiaries, taken as a whole; (viii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Subsidiaries relating to such property or assets; (ix) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (x) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xi) Liens listed on Schedule 6.2 existing on the Closing Date and Liens on Property acquired after the Closing Date to the extent such Liens existed on such Property prior to the acquisition thereof; (xii) Liens in favor of the Company or any Wholly-Owned Subsidiary; (xiii) Liens arising from the rendering of a final judgment or order against the Company or any Subsidiary of the Company that does not give rise to an Event of Default; (xiv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xvi) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, future contracts, futures options or similar agreements or arrangements designed solely to protect the Company or any of its Subsidiaries from fluctuations in interest rates, currencies or the price of commodities; (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Subsidiaries prior to the Closing Date; (xviii) Liens on or sales of receivables and (xix) Liens securing Indebtedness incurred pursuant to Section 6.1, provided that in the case of Permitted Refinancing Indebtedness, only Liens which are on substantially the same terms as Liens existing on the Indebtedness being so refinanced shall be permitted.

"Permitted Refinancing Indebtedness" means (A) any Refinancing by the Company of Indebtedness of the Company or of its Wholly-Owned Subsidiaries listed on Schedule 4.22 and (B) any Indebtedness incurred pursuant to a Refinancing by any Subsidiary of the Company or a Media Venture of Indebtedness Incurred by such Subsidiary or Media Venture, in the case of each of (A) and (B), that does not (1) result in an increase in the total of the aggregate principal amount of the Indebtedness of such Person being Refinanced as of the date of such proposed Refinancing (if such Indebtedness that is Refinancing the existing Indebtedness is issued at a price less than 100% of the principal amount thereof, an increase shall not be deemed to have occurred unless the gross proceeds of such Indebtedness that is Refinancing the existing Indebtedness is in excess of the total of the aggregate principal amount of the Indebtedness being Refinanced as of the date of such proposed Refinancing) or (2) create Indebtedness with a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; provided, however, that (x) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior in right of payment to the Loans or if recourse in respect of the Indebtedness being Refinanced is limited in any respect, then such Indebtedness proposed to be Incurred to Refinance the existing Indebtedness shall be subordinate in right of payment to the Loans and recourse with respect thereto, as the case may be, shall be limited at least to the same extent and in the same manner as the Indebtedness being Refinanced.

"Permitted Reorganization Transaction" means any Reorganization Transaction involving a Group which (i) has been approved by the Board of Directors of the Parent, (ii) has an aggregate transaction value (including, but not limited to the value of any equity, debt, property or other assets exchanged, contributed or transformed in connection with such transaction or transactions) of not more than $7.5 million, (iii) at the conclusion of such transaction or series of transactions the Company has, directly or indirectly, the same or an increased voting control over each of the continuing Subsidiaries and/or Media Ventures and (iv) such Reorganization Transaction and each step thereof does not result in a reduction of the consolidated EBITDA of the Group attributable to the Company in connection with its equity interest of more than 10% compared to the consolidated EBITDA of the Group attributable to the Company immediately prior to the commencement of such Reorganization Transaction.

"Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

"Potential Event of Default" means a condition or event which, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

"Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock whether now outstanding or issued after the date of this Agreement, and includes, without limitation, all classes and series of preferred or preference stock.

"Property" shall mean any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed or whether tangible or intangible.

"Public Securities Offering" shall mean a public offering (whether or not underwritten, but excluding any offering pursuant to Form S-4 or Form S-8 under the Securities Act of 1933, as amended, or any other publicly registered offering pursuant to the Securities Act of 1933, as amended, pertaining to an issuance of shares of Common Stock or securities exercisable therefor under any benefit plan, employee compensation plan or employee or director stock purchase plan or pursuant to a rights offering) of Common Stock of the Parent pursuant to an effective registration statement under the Securities Act of 1933, as amended.

"Qualified Stock" means any Capital Stock that is not Disqualified Stock.

"Real Property Assets" means interests in land, buildings, improvements, and fixtures attached thereto or used in the operation thereof, in each case owned or leased (as lessee) by the Company or its Subsidiaries.

"Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund or defease, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

"Reorganization Transaction" means any transaction or series of transactions designed to reorganize the Company's operations in a country or a Group.

"Required Lenders" means Lenders holding in the aggregate more than 50% of the outstanding principal amount of outstanding Loans.

"Restricted Payment" has the meaning ascribed to such term in Section 6.3.

"Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

"Security Documents" means the pledge agreements, substantially in the form of Exhibit IX hereof, and other documents pursuant to which the Collateral has been pledged in favor of the Lenders or the Agent, as applicable, as such may be amended, supplemented or restated from time to time.

"Senior Notes" means the Parent's 9-3/8% Senior Notes due August 15, 2004 and the Parent's 8-1/8% Senior Notes due August 15, 2004.

"Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., and its successors.

"Subsequent Draw Date" means any date after the Initial Draw Date that the Company may elect to borrow the second $15,000,000 tranche available under the Loan Commitments.

"Subsidiary" means, with respect to any Person, any corporation, association or other business entity (a) of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person, or (b) which is consolidated in such Person's consolidated financial statements under GAAP; provided, that for purposes of this Agreement, for so long as the Company's dispute with the government of the Czech Republic as described in item 6 of Schedule 4.10 remains unresolved, none of CME Czech Republic II B.V. or any of its subsidiaries shall be a Subsidiary of any Person.

"Taxes" means all taxes, assessments, fees, levies, imposts, duties, penalties, deductions, liabilities, withholdings or other charges of any nature whatsoever, including interest and penalties, from time to time or at any time imposed by any Law or any Tribunal.

"Temporary Cash Investment" means any of the following: (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, (ii) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to Standard & Poor's, (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's or Moody's, and (vi) time deposits, certificates of deposit, bank promissory notes and bankers' acceptances maturing not more than 180 days after the acquisition thereof and guaranteed or issued by any of the ten largest banks (based on assets as of the immediately preceding December 31) organized under the laws of any jurisdiction in which one of the Parent's Subsidiaries does business and which are not under intervention, bankruptcy or similar proceeding, not to exceed $10,000,000 outstanding at any one time.

"Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

"Tribunal" means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency, authority or instrumentality of the United States or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted and/or existing.

"Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof to vote under ordinary circumstances in the election of members of the board of directors or other governing body of such Person.

"Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

"Wholly-Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly-Owned Subsidiaries of such Person.

1.2 Accounting Terms

For the purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

1.3 Other Definitional Provisions; Anniversaries

Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. For purposes of this Agreement, a monthly anniversary of the Closing Date shall occur on the same day of the applicable month as the day of the month on which the Closing Date occurred; provided, however, that if the applicable month has no such day (i.e., 29, 30 or 31), the monthly anniversary shall be deemed to occur on the last day of the applicable month.

1.4 Schedules

Each Schedule attached to this Agreement shall be deemed to be supplemented by and to include any information which has been publicly disclosed by the Parent in a report on any of Form 10-K, 10-Q or 8-K filed by the Parent with the Securities and Exchange Commission on or prior to the Closing Date or attached as an exhibit to any such Form to the extent such disclosed information clearly describes information required to be included in a Schedule attached to this Agreement, but such information is not so included.

SECTION 2 AMOUNT AND TERMS OF LOAN COMMITMENT AND LOANS; NOTES

2.1 Loan and Note

A. Loan Commitment. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Company herein set forth, the Lenders hereby agree to lend to the Company an aggregate principal amount equal to $30,000,000 to be borrowed by the Company in two tranches of $15,000,000, the first tranche to be drawn at the Initial Draw Date and the second tranche to be drawn at the Subsequent Draw Date (collectively, the "Loans" and, individually, a "Loan"), each such Lender committing to lend the amount set forth next to such Lender's name on the signature pages hereto, in two equal tranches. The Lenders' commitments to make the Loans to the Company pursuant to this Section 2.1A are herein called individually, the "Loan Commitment" and collectively, the "Loan Commitments."

B. Notice of Borrowing. When the Company desires to borrow under this Section 2.1, it shall deliver to the Agent a Notice of Borrowing no later than 10:00 A.M. (New York time), at least five (5) Business Days in advance of the Draw Date or such later date as shall be agreed to by the Agent. The Notice of Borrowing shall specify the applicable date of borrowing (which shall be a Business Day). Upon receipt of such Notice of Borrowing, the Agent shall promptly notify each Lender of its share of the Loan and the other matters covered by the Notice of Borrowing.

C. Disbursement of Funds. (a) No later than 11:00 A.M. (New York time) on the applicable Draw Date, each Lender will make available its pro rata share of the Loan requested to be made on such date in the manner provided below. All amounts shall be made available to the Agent in Dollars and immediately available funds at the Payment Office and the Agent promptly will make available to the Company by depositing to its account at the Payment Office the aggregate of the amounts so made available in the type of funds received. Unless the Agent shall have been notified by any Lender prior to the applicable Draw Date that such Lender does not intend to make available to the Agent its portion of the Loan to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on such date, and the Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Company a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender and the Agent has made available same to the Company, the Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Company, and the Company shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the Lender or the Company, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Company to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to (x) if paid by such Lender, the overnight Federal Funds Rate or (y) if paid by the Company, the then applicable rate of interest on the Loans.

(b) Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Loan Commitment hereunder or to prejudice any rights which the Company may have against any Lender as a result of any default by such Lender hereunder.

D. Loan Notes. The Company shall execute and deliver to each Lender on each Draw Date a Note dated such Draw Date substantially in the form of Exhibit I annexed hereto to evidence the portion of the Loan made on such date by such Lender and with appropriate insertions (the "Notes").

E. Maturity Date. The Company shall pay in full the outstanding amount of the Loans and all other Obligations owing hereunder no later than the Maturity Date.

F. Pro Rata Borrowings. The Loans made under this Agreement shall be made by the Lenders pro rata on the basis of their respective Loan Commitments. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make its portion of the Loan hereunder and that each Lender shall be obligated to make its portion of any Loan hereunder, regardless of the failure of any other Lender to fulfill its Loan Commitment hereunder.

2.2 Interest on the Loans

A. Rate of Interest. The Loans, and any unpaid interest on the Loans, shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by prepayment, acceleration or otherwise) at a rate of 12.0% per annum, payable quarterly.

B. Interest Payments. Interest shall be payable in arrears on each March 31, June 30, September 30 and December 31 of each year, commencing on the first of such dates to follow the Initial Draw Date.

C. Penalty Interest. Any principal payments on the Loans not paid when due and, to the extent permitted by applicable law, any interest payment on the Loans not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest payable upon demand at a rate which is 2.0% per annum in excess of the rate of interest otherwise payable under this Agreement for the Loans.

D. Computation of Interest. Interest on the Loans shall be computed on the basis of a 360-day year comprised of twelve 30-day months. In computing interest on the Loans, the date of the making of the Loans shall be included and the date of payment shall be excluded; provided, however, that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

2.3 Fees

The Company agrees to pay or issue, as applicable, to the Agent for the accounts of the Lenders the following fees:

(a) a commitment fee (the "Loan Commitment Fee") in an amount equal to 1.5% of the full amount of the Loan Commitments which shall be earned upon execution of this Agreement and which shall be due and payable on the Closing Date;

(b) a drawdown fee in an amount equal to 1.5% of the principal amount of the Loan borrowed payable on the applicable Draw Date;

(c) on each Draw Date, noncancellable warrants (the "Warrants") to purchase 87,000 shares of the Parent's class A common shares, par value $.08 per share (the "Stock"), on the terms and conditions contained in the form of Warrant Agreement attached hereto as Exhibit XI which shall be issued on such Draw Date; and

(d) an investment fee in an amount determined at the Maturity Date or such earlier date when the Loans are pre-paid in part (with respect to such pre-paid amount only) or in full in cash to be calculated using the methodology set forth in Schedule 2.3, which amount shall be payable in a manner consistent with the provisions of Schedule 2.3.

On each Draw Date all fees and expenses then due and payable shall be withheld from the amount of the Loan drawn on such Draw Date. Once paid, the fees and warrants shall not be refundable under any circumstances and, in the case of the Loan Commitment Fee, shall be payable whether or not any Loans are made. All fees payable hereunder shall be paid in immediately available funds. For the avoidance of doubt, the maximum numbers of shares of Stock referenced in Sections 2.3(c) and Schedule 2.3 shall be subject to adjustment as provided in the Warrants Agreement.

2.4 Prepayments and Payments

A. Prepayments

(i) Voluntary Prepayments. The Company may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to the Agent at any time and from time to time, prepay the Loans made to the Company in whole or in part in an aggregate minimum amount of $2,000,000 and integral multiples of $500,000 in excess of that amount at par plus accrued interest.

Notice of prepayment having been given as aforesaid, the principal amount and accrued interest of the Loans to be prepaid shall become due and payable on the prepayment date. Amounts of the Loans so prepaid may not be reborrowed.

(ii) Mandatory Prepayments

(a) Prepayments from Issuances of Securities. Concurrently with the receipt by the Parent or a Subsidiary of the Parent of proceeds from a Public Securities Offering, the Parent shall prepay, or shall cause its Subsidiary to prepay the Loans in a principal amount equal to the lesser of the proceeds thereof (net of expenses payable by the Parent or a Subsidiary of the Parent to any Person, including, without limitation, any underwriting discounts and commissions, other than an Affiliate of the Parent in connection with the issuance thereof) or the aggregate principal amount of the Loans then outstanding.

(b) Notice. The Company shall notify the Agent of any prepayment to be made pursuant to this Section 2.4A(ii) at least five (5) Business Days prior to such prepayment date (unless shorter notice is satisfactory to the Required Lenders).

(iii) Application of Prepayments. All prepayments shall include payment of accrued interest on the principal amount so prepaid and shall be applied to payment of interest before application to principal.

B. Manner and Time of Payment. All payments of principal and interest and fees hereunder and under the Notes by the Company shall be made without defense, set-off or counterclaim and in same-day funds and delivered to the Agent, unless otherwise specified, not later than 12:00 Noon (New York time) on the date due at the Payment Office for the account of the Lenders; funds received by the Agent after that time shall be deemed to have been paid by the Company on the next succeeding Business Day. The Company hereby authorizes the Agent to charge its account with the Agent in order to cause timely payment to be made of all principal, interest and fees due hereunder (subject to sufficient funds being available in its account for that purpose).

C. Payments on Non-Business Days. Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, the payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or under the Notes or of the Loan Commitment Fee and other fees hereunder, as the case may be.

D. Notation of Payment. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), such Lender will make a notation thereon of all principal payments previously made thereon and of the date to which interest thereon has been paid and will notify the Company of the name and address of the transferee of that Note; provided, however, that the failure to make (or any error in the making of) such a notation or to notify the Company of the name and address of such transferee shall not limit or otherwise affect the obligation of the Company hereunder or under such Notes with respect to the Loans and payments of principal or interest on any such Note.

2.5 Use of Proceeds

A. The proceeds of the Loans shall be either used to repay Indebtedness to a Guarantor or on-lent by the Company to other companies within its group in accordance with article 3 of the Exemption Regulation of 26 June 2002 under the Dutch Credit System Supervision Act 1992 (Vrijstellingsregeling Wtk 1992).

B. No portion of the proceeds of any borrowing under this Agreement shall be used by the Company in any manner which might cause the borrowing or the application of such proceeds to violate the applicable requirements of Regulation G, Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of the Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

SECTION 3 CONDITIONS

3.1 Conditions to Loans

The obligation of the Lenders to make any Loan is subject to prior or concurrent satisfaction on each of the Initial Draw Date and the Subsequent Draw Date to each of the following conditions:

A. On or before the Closing Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by the Required Lenders shall be reasonably satisfactory in form and substance to the Required Lenders, and the Required Lenders shall have received the following items, each of which shall be in form and substance satisfactory to the Required Lenders and, unless otherwise noted, dated the Closing Date:

THIS SECTION IS DONE IN FREE SEQUENC.

1. a copy of the Company's, Holdco Guarantor's, the Parent's and each pledged Subsidiary's charter certified by the Parent's secretary;

2. a copy of the Parent's, Holdco Guarantor's, the Company's and each pledged Subsidiary's bylaws, certified as of the Closing Date by one of its Officers;

3. resolutions of the Parent's, Holdco Guarantor's and the Company's Boards of Directors approving and authorizing the execution, delivery and performance of this Agreement, each of the other Loan Documents and any instruments and certificates required to be executed by the Parent, Holdco Guarantor or the Company in connection herewith and therewith and approving and authorizing the execution and delivery and payment of the Notes and, with respect to the Parent, approving and authorizing the execution and delivery of the Warrants, each certified as of the Closing Date by one of its Officers as being in full force and effect without modification or amendment;

4. the Parent shall have taken all required corporate actions and passed all required resolutions to create 348,000 authorized but unallocated shares of Stock to be issued upon the exercise of the Warrants which may, from time to time, be issued or required to be issued pursuant to Section 2.3;

5. signature and incumbency certificates of the Parent's, Holdco Guarantor's and the Company's officers executing this Agreement, the Notes, the Guarantee, the Warrants and the other Loan Documents, as applicable;

6. an executed copy of this Agreement;

7. an executed copy of the Registration Rights Agreement substantially in the form of Exhibit XII annexed hereto.

8. originally executed written opinions of (a) Katten Muchin Zavis Rosenman, special U.S. counsel, substantially in the form of Exhibit IV annexed hereto, (b) Conyers Dill & Pearman, special Bermuda counsel, substantially in the form of Exhibit V annexed hereto, (c) Loyens & Loeff, special Netherlands Antilles counsel, substantially in the form of Exhibit VI annexed hereto and (d) Loyens & Loeff, special Netherlands counsel, substantially in the form of Exhibit VII annexed hereto, and in each case addressed to the Lenders and, in each case, in form satisfactory to the Required Lenders; and

9. such other documents as the Required Lenders may reasonably request.

B. On or before the applicable Draw Date the Lenders shall have received the following items, each of which shall be in form and substance satisfactory to the Required Lenders and, unless otherwise noted, dated the applicable Draw Date:

1. with respect to the Subsequent Draw Date only, an originally executed Notice of Borrowing substantially in the form of Exhibit III annexed hereto, signed by the President or a Vice President of the Company on behalf of the Company in writing delivered to the Agent;

2. executed copies of the Notes substantially in the form of Exhibit I annexed hereto executed in accordance with Section 2.1D drawn to the order of the Lenders and with appropriate insertions;

3. a notation of Guarantee, executed and delivered by each Guarantor, dated the applicable Draw Date, substantially in the form of Exhibit VIII annexed hereto, as applicable;

4. executed Warrants substantially in the form of Exhibit XI in favor of the Lenders and with appropriate insertions, as applicable; and

5. such other documents as the Required Lenders may reasonably request.

C. No default or event of default shall have occurred under the Senior Notes.

D. On or before the Closing Date, the Company shall have delivered to the Agent the fees payable on the Closing Date pursuant to Section 2.3.

E. On or before the applicable Draw Date, the Company shall have delivered to the Agent the drawdown fee and warrants due on such Draw Date pursuant to Section 2.3.

F. On or before the applicable Draw Date, the Company shall have performed in all material respects all agreements which this Agreement provides shall be performed on or before such Draw Date except as otherwise disclosed to and agreed to in writing by the Required Lenders.

G. On the Closing Date, the Company shall have delivered to the Lenders an Officer's Certificate in form and substance satisfactory to the Required Lenders to the effect that the representations and warranties in Section 4 are true, correct and complete in all material respects on and as of such date.

H. On or prior to the applicable Draw Date, the Company shall have delivered to the Lenders an Officer's Certificate in form an substance satisfactory to the Required Lenders to the effect that, each of the Guarantors and the Company has performed and complied with in all material respects all covenants and conditions to be performed and observed by the Company on or prior to such Draw Date.

I. Except as described in Schedule 3.1I attached hereto, none of the Parent, any of its Subsidiaries or any Media Venture shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, which loss or interference, in the judgment of the Required Lenders, has had or has a material adverse effect on the business, condition (financial or other), results of operations or prospects of the Parent, its Subsidiaries and the Media Ventures, taken as a whole; there shall not have been, in the judgment of the Required Lenders, any material adverse change, or any development involving a prospective material adverse change, in the business, condition (financial or other), results of operations or prospects of the Parent, its Subsidiaries and the Media Ventures, taken as a whole.

J. No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by the Notice of Borrowing which would constitute an Event of Default or Potential Event of Default.

K. No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain the Lenders from making the Loans.

L. Except as described in Schedule 4.10 attached hereto, there shall not be pending or, to the knowledge of the Guarantors and the Company, threatened any action, suit, proceeding, governmental investigation or arbitration against or affecting the Parent or any of its Subsidiaries or any property or asset of the Parent or any of its Subsidiaries which has not been otherwise disclosed by the Company in writing to the Lenders (and the Agent shall have received on the applicable Draw Date an Officers' Certificate dated the Closing Date attesting to the same).

M. The making of the Loans in the manner contemplated in this Agreement shall not violate the applicable provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve Board or any other regulation of the Board.

N. There shall not have occurred (i) any general suspension of, or limitation on times or prices for, trading in securities on the New York Stock Exchange or American Stock Exchange or in the over-the-counter market in the United States; (ii) a declaration of a banking moratorium or any suspension of payments in respect of the banks in the United States or New York; or (iii) either (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States, which, in the reasonable judgment of the Required Lenders, makes it impracticable or inadvisable to proceed with the Loans or any of the other transactions contemplated hereby.

O. The Holdco Guarantor and the Company, as applicable, shall have executed the Security Documents relating to the pledge of 100% of the Capital Stock of the companies set forth on Schedule 1.1 and there shall have been delivered to the Lenders executed copies of opinions of (a) Loyens & Loeff, special Netherlands Antilles counsel, substantially in the form of Exhibit VI annexed hereto and (b) Loyens & Loeff, special Netherlands counsel, substantially in the form of Exhibit VII annexed hereto and, in each case, in form and substance satisfactory to the Required Lenders.

SECTION 4 REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to enter into this Agreement and to make the Loans, the Guarantors and the Company represent and warrant to the Lenders that, at the time of execution hereof, the following statements are true, correct and complete:

4.1 Organization and Good Standing; Capitalization

(a) Each of the Parent and its Subsidiaries is a corporation duly organized and existing and in good standing (or a local equivalent thereof, if any) under the laws of its jurisdiction of incorporation and is not in violation of the terms of its Governing Documents. Each of the Parent and its Subsidiaries has the corporate power and authority to own and operate its properties and to carry on its business as now conducted and is duly qualified as a foreign corporation and in good standing (or a local equivalent thereof, if any) in all jurisdictions in which it is doing business, except where failure to be so qualified or in good standing, singly or in the aggregate, has not had and will not have a Material Adverse Effect.

(b) As of the Closing Date, Schedule 4.1 contains a complete list of (i)  all of the Parent's Subsidiaries and (ii) all of the Parent's Investments in the entities, other than its Subsidiaries, which are, directly or indirectly, engaged in a media business. The Capital Stock of each of the Parent, its Subsidiaries and the Media Ventures, in the case of its Subsidiaries and Media Ventures which is owned by the Parent, is identified in Schedule 4.1 and is duly authorized, validly issued, fully paid and nonassessable and none of such Capital Stock constitutes Margin Stock.

(c) As of the Closing Date, neither the Parent nor any of its Subsidiaries has granted or issued, or has agreed to grant or issue, any options, warrants or similar rights to any Person to acquire any shares of, or other securities convertible into, the Parent's or any of its Subsidiaries' Capital Stock other than as set forth in Schedule 4.1.

4.2 Authorization and Power

Each of the Parent and its Subsidiaries has the corporate power and requisite authority, and has taken all corporate action necessary, to execute, deliver and perform its obligations under the Loan Documents and each other document and instrument to be delivered in connection with the Loan Documents and to issue the Notes, the Guarantee and the Warrants, as applicable.

4.3 No Conflicts or Consents

(a) The execution and delivery of the Loan Documents and each other document to be executed and delivered in connection with the Loan Documents, the consummation of each of the transactions herein contemplated, the compliance with each of the terms and provisions hereof, and the issuance, delivery and performance of the Notes by the Company do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to any of the Parent and its Subsidiaries, the Governing Documents of any of them or any order, judgment or decree of any court or other agency of government binding on any of them, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any of the Parent and its Subsidiaries which could reasonably be expected to result in a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any of the Parent and its Subsidiaries (other than any Liens created hereunder), (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of any of the Parent or its Subsidiaries except for such approvals or consents which will be obtained on or before the applicable Draw Date and disclosed in writing to Lenders or such approvals or consents the failure to obtain which could not reasonably be expected to singly or in the aggregate result in a Material Adverse Effect.

(b) No consent, approval, authorization or order of any Tribunal or other Person is required in connection with the execution and delivery by the Parent or any of its Subsidiaries of the Loan Documents or any other document or instrument to be delivered in connection with the Loan Documents or the consummation of the transactions contemplated hereby, other than any such consent, approval, authorization or order which has been obtained and remains in full force and effect or which has been waived in writing by the Lenders or the failure to obtain which would not, singly or in the aggregate, have a Material Adverse Effect.

4.4 Enforceable Obligations

Each of the Loan Documents and each other document or instrument to be delivered in connection therewith has been duly authorized; each of the Loan Documents and the other documents or instruments to be delivered in connection therewith to be executed and delivered on or prior to the applicable Draw Date has been duly executed and delivered by the Parent and each of its Subsidiaries that are a party thereto; and each of the Loan Documents and the other documents or instruments to be delivered in connection therewith to be executed and delivered on or prior to the applicable Draw Date is, and each of the Loan Documents to be executed and delivered after the Subsequent Draw Date will be, upon such execution and delivery, the legal, valid and binding obligation of the Parent and each of its Subsidiaries (to the extent a party thereto), enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.5 Properties; Liens

Each of the Parent and its Subsidiaries has legal title to all its owned properties and assets, and all properties held under lease by any of them are held under valid, subsisting and enforceable leases, and none of the Parent or its Subsidiaries or, to the knowledge of the Guarantors or the Company, any other party thereto is in default under any lease, except in each case for such defects or defaults that, singly or in the aggregate, would not have a Material Adverse Effect. Except as permitted by this Agreement or as described in Schedule 6.2 attached hereto, all such properties and assets owned or leased are so owned or leased free and clear of Liens.

4.6 Financial Condition

(a) The audited consolidated balance sheets of the Parent and its Subsidiaries as at December 31, 2001 and 2000 and the related consolidated statements of operations, common stockholders' capital deficiency and cash flows of the Parent and its Subsidiaries for the three-year period ended December 31, 2001, certified by the Parent's independent certified public accountants, copies of which have been delivered to the Lenders, were prepared in accordance with GAAP, have been prepared from, and are consistent with, the books and records of the Parent and its Subsidiaries and fairly present the consolidated financial position of the Parent and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of the Parent and its Subsidiaries for the periods then ended. None of the Parent or any of its Subsidiaries had at December 31, 2001 any material contingent liabilities, liabilities for Taxes or long-term leases, unusual forward or long-term commitments or unrealized or unanticipated losses from any unfavorable commitments in each case either (i) of a type required by GAAP to be disclosed in the audited consolidated financial statements of the Parent and the its Subsidiaries as of December 31, 2001 and not so disclosed or (ii) as are described in Schedule 4.6 attached hereto. Except as described in Schedule 4.6 attached hereto, no events which have had or could reasonably be expected to have a Material Adverse Effect have occurred since March 31, 2002.

(b) The unaudited consolidated balance sheet of the Parent and its Subsidiaries as at March 31, 2002 and the related consolidated statements of operations and cash flows of the Parent and its Subsidiaries for the period then ended, a copy of which has been delivered to the Lenders, were prepared in accordance with GAAP consistently applied, have been prepared from, and are consistent with, the books and records of the Parent and its Subsidiaries and fairly present the consolidated financial position of the Parent and its Subsidiaries as of such date and the consolidated results of operations and cash flows of the Parent and its Subsidiaries for the period covered thereby, subject to normal year-end audit adjustments, consistent with past practices. Neither the Parent nor any of its Subsidiaries had on such date any material contingent liabilities, liabilities for Taxes or long-term leases, unusual forward or long-term commitment or unrealized or unanticipated losses from any unfavorable commitment in each case either (i) of a type required by GAAP to be disclosed in the unaudited consolidated financial statements of the Parent and the its Subsidiaries as of March 31, 2002 and not so disclosed or (ii) as are described in Schedule 4.6 attached hereto. Except as described in Schedule 4.6 attached hereto, no events which have had or could reasonably be expected to have a Material Adverse Effect have occurred since March 31, 2002.

(c) The unaudited consolidated balance sheet of each of the Company's operations in Slovakia, Slovenia, Romania and Ukraine and the related consolidated statements of operations and cash flows in the form previously provided to the Lenders (the "Media Financial Statements") have been prepared from, and are consistent with, the books and records of such entities and fairly present the consolidated financial position of such entities as of the dates indicated.

4.7 Full Disclosure

The financial projections furnished to the Lenders by the Guarantors and the Company are complete, were prepared by or under the direction of an officer of the Guarantors and the Company and were prepared in good faith on the basis of information and assumptions that the Guarantors and the Company believed to be fair, complete and reasonable as of the date of such information. All other factual information heretofore or contemporaneously furnished in writing by the Parent to the Lenders for purposes of or in connection with this Agreement does not contain any untrue statement of a material fact or omit to state any material fact necessary to keep the statements contained herein or therein from being misleading.

4.8 No Default

No event has occurred and is continuing which constitutes a Potential Event of Default or an Event of Default.

4.9 Compliance with Contracts, Etc.

Except as described in Schedule 4.9 attached hereto, (i) none of the Parent, any of its Subsidiaries or, to the best knowledge of the Parent any Media Venture is in violation of (A) its certificate of incorporation, by-laws or other organizational documents or (B) any applicable Law, ordinance, administrative or governmental rule or regulation, except, with respect to this clause (B) and clause (C) below, for such violations that would not, singly or in the aggregate, have a Material Adverse Effect, or (C) any order, decree, writ, injunction or judgment of any Tribunal having jurisdiction over any of them; and (ii) no event of default or event that but for the giving of notice or the lapse of time, or both, would constitute an event of default exists under any material Contractual Obligation other than such events the occurrence of which would not, singly or in the aggregate, have a Material Adverse Effect.

4.10 No Litigation

As of the Closing Date, except as described in Schedule 4.10 attached hereto, there is no Litigation pending or, to the best knowledge of the Guarantors and the Company after due investigation, threatened by, against or which may relate to or affect (a) any benefit plan or any fiduciary or administrator thereof or (b) the Parent or any of its Subsidiaries which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There are no outstanding injunctions or restraining orders prohibiting consummation of any of the transactions contemplated by the Loan Documents. Except as specifically noted on Schedule 4.10, neither the Parent nor any of its Subsidiaries has been advised that there is a reasonable likelihood of an adverse determination of any Litigation which adverse determination, should it occur, would have a Material Adverse Effect.

4.11 Taxes

Except as described in Schedule 4.11 attached hereto, all material tax returns, foreign and domestic, required to be filed by the Parent and each of its Subsidiaries in any jurisdiction have been filed, and all material Taxes for which they are directly or indirectly liable or to which any of their respective properties or assets are subject have been paid prior to the time that such Taxes could give rise to a Lien thereon. Except as described in Schedule 4.11 attached hereto, there is no material proposed tax assessment against the Parent or any of its Subsidiaries, and there is no basis for such assessment.

4.12 Employee Benefits

None of the Parent, any of its Subsidiaries or, to the best knowledge of the Parent, any Media Venture is a party to or is subject to any funded Employee Benefit Plan.

4.13 Government Regulation

Neither the Parent nor any of its Subsidiaries is in violation of the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended). The Company complies with the Exemption Regulation under the Dutch Credit System Supervision Act 1992 (Vrijstellingsregeling Wtk 1992).

4.14 Operating Agreements

Schedule 4.14 is a complete list of all Operating Agreements to which any of the Parent, the Parent's Subsidiaries or any of the Media Ventures is a party to.

4.15 Intellectual Property
    Schedule 4.15 annexed hereto sets forth a complete and correct list as of the Closing Date of: (i) all patented or registered Intellectual Property and pending patent applications or applications for registration of Intellectual Property owned or filed by or on behalf of the Parent or any of its Subsidiaries; (ii) all trade names and unregistered trademarks or service marks owned by or used by the Parent or any of its Subsidiaries; and (iii) all material licenses of Intellectual Property to which the Parent or any of its Subsidiaries is a party, either as licensee or licensor. The Parent and its Subsidiaries own or are licensed to use all material Intellectual Property necessary to permit the operation of their businesses as currently conducted.
    No material claim has been asserted by any Person with respect to the use of any such Intellectual Property, or challenging or questioning the validity or effectiveness of any such Intellectual Property. The use of such Intellectual Property by the Parent or any of its Subsidiaries does not infringe on the rights of any Person, subject to such claims and infringements that do not, in the aggregate, give rise to any liabilities which would have a Material Adverse Effect.

4.16 Environmental Matters

To the best knowledge of the Parent, the Parent and each of its Subsidiaries are in compliance with all applicable Environmental Laws.

4.17 Permits

Except as described in Schedule 4.17 attached hereto, each of the Parent and its Subsidiaries and, to the best knowledge of the Parent, the Media Ventures have such certificates, permits, licenses, franchises, consents, approvals, authorizations and clearances, including without limitation broadcast licenses or other similar documents issued by any governmental authority or any other Person relating to the operation of a television, broadcast or other media enterprise, that are material to the condition (financial or otherwise), business or operations of each of the Parent and its Subsidiaries and the Media Ventures, taken as a whole ("Permits"), and are in compliance in all material respects with all applicable Laws of all Tribunals as are necessary to own, lease or operate their respective properties and to conduct their businesses in the manner as presently conducted, and all such Permits are valid and in full force and effect and will be valid and in full force and effect and none of the Guarantors or the Company has any reason to believe that any Permit will not be renewed or reissued. Except as described in Schedule 4.17 attached hereto, the Parent, its Subsidiaries and to the best knowledge of the Parent, the Media Ventures are in compliance in all material respects with their respective obligations under such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of such Permits, except for any such revocation or termination as would not, singly or in the aggregate, have a Material Adverse Effect.

4.18 Insurance

The Parent and its Subsidiaries and, to the best knowledge of the Parent, the Media Ventures carry or are entitled to the benefits of insurance (including self-insurance) in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar businesses in the same or similar regions, and all such insurance is in full force and effect; provided, that it is understood that none of the foregoing carry any business interruption insurance.

4.19 Labor Matters

No labor disturbance by the employees of the Parent, its Subsidiaries and , to the best knowledge of the Parent, exists or, to the best knowledge of the Guarantors and the Company, is threatened that could, singly or in the aggregate, have a Material Adverse Effect.

4.20 Guarantee

Each Guarantor shall, on the date it executes and delivers its Guarantee hereunder, have the full corporate power, authority and capacity to execute and deliver its Guarantee and to perform all of its obligations to be performed thereunder; all corporate and other acts, conditions and things required to be done and performed or to have occurred prior to such execution and delivery to constitute the Guarantee as a valid and legally binding obligation of such Guarantor enforceable in accordance with its terms shall have been done and performed and shall have occurred in due compliance with all applicable Laws; on the date of such execution and delivery, the execution, delivery and performance of its Guarantee by such Guarantor will not (i) violate any provision of Law or any provision of the Governing Documents of such Guarantor, or (ii) result in a breach of, a default under (including, without limitation, any event which with notice or lapse of time, or both, would constitute a breach of or a default under), or the creation of any Lien on the properties or assets of the Parent or any other Subsidiary of the Parent under any Contractual Obligation to which the Parent or any other Subsidiary of the Parent is a party or by which the properties or assets of the Parent or any other Subsidiary of the Parent may be bound or affected; on the date of such execution and delivery, each Guarantee executed and delivered by a Guarantor shall constitute the legal, valid, binding and unconditional obligation of such Guarantor hereunder, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

4.21 Broker's or Finder's Fees

Other than to the Lenders, no broker's or finder's fees or commissions will be payable by the Parent or any of its Subsidiaries with respect to any transaction contemplated hereby and no similar fees or commissions will be payable by the Parent or any of its Subsidiaries for any other services rendered to the Parent or any of its Subsidiaries in connection with the transactions contemplated hereby and thereby.

4.22 Debt Agreements

Schedule 4.22 is a complete and correct list, as of the date hereof, of any Indebtedness of the Parent, any Subsidiary of the Parent or, to the best knowledge of the Parent, any Media Ventures, other than Intercompany Indebtedness, the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $1.0 million.

4.23 Security Interest

There has been created in favor of and for the benefit of the Lenders or the Agent, as applicable, a valid, enforceable and duly perfected first ranking (except as may be expressly permitted under Section 6.2) right of pledge or security interest in or Lien upon the Collateral, in each case that secures the full amount of the Loan to be made and all other amounts outstanding under this Agreement and the other Loan Documents. The pledgors have good and legal title to all Collateral covered by the Security Documents free and clear of all Liens, except as may be expressly permitted under Section 6.2. No filings or recordings are required to perfect the security interests created under the Security Documents, except for such filings or recordings required in connection with the Security Documents as to which the Parent and the Subsidiaries of the Parent shall cooperate in all respects so that the filing thereof may be made as required by this Agreement.

4.24 No Immunity

Neither the Parent nor any Subsidiary of the Parent nor any of their respective properties has any right of immunity on the grounds of sovereignty or otherwise from jurisdiction of any court or from setoff or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of any jurisdiction. The execution and delivery of the Loan Documents by the Guarantors and the Company and the performance by them of their obligations thereunder constitute commercial transactions.

4.25 Survival of Representations and Warranties

Subject to Section 10.9B, all representations and warranties in the Loan Documents shall survive delivery of the Notes and the making of the Loans and shall continue until repayment in full, in cash, of the Notes and the Obligations, and any investigation at any time made by or on behalf of the Lenders shall not diminish the Lenders' right to rely thereon.

SECTION 5 AFFIRMATIVE COVENANTS

The Guarantors and the Company covenant and agree that, until the Loans and the Notes and all other amounts due under this Agreement have been indefeasibly paid in full they shall perform all covenants in this Section 5 required to be performed by them:

5.1 Financial Statements and Other Reports

The Parent will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated financial statements in conformity with GAAP. The Company will deliver to each Lender and the Agent:

(a) Quarterly Statements. As soon as available, but in any event within forty-five (45) days after the end of each quarter, other than the last quarter of the year, duplicate copies of:

(i) consolidated balance sheets of the Parent and its Subsidiaries as at the end of such month or quarter,

(ii) consolidated statements of income of the Parent and its Subsidiaries for such month or quarter and for the portion of the fiscal year ending with such month or quarter as applicable, and

(iii) consolidated statements of stockholders' equity and cash flows of the Parent and its Subsidiaries, for such quarter and for the portion of the fiscal year ending with such quarter,

in each case setting forth in comparative form the figures for the corresponding periods in the prior fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to periodic financial statements generally, and fairly presenting, in all material respects, the financial position of the Persons being reported on and their results of operations and cash flows, subject to changes resulting from normal year-end adjustments that will not be material in amount or effect, and accompanied by a certificate of the chief financial officer of the Parent to the foregoing effect; provided, however, that if the Parent is then subject to the reporting requirements under Section 13 or Section 15(d) of the Exchange Act, the delivery to the Lenders and the Agent of a Quarterly Reports on Form 10-Q or any successor form within the time periods above described shall satisfy the requirements of this Section 5.1(a). The consolidated balance sheet and statements of income, stockholders' equity and cash flows required by this paragraph may be in the form contained in the notes to the financial statements included in a Form 10-Q.

(b) Annual Statements. As soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Parent, duplicate copies of:

(i) consolidated balance sheets of the Parent and its Subsidiaries as at the end of such year, and

(ii) consolidated statements of income, stockholders' equity and cash flows of the Parent and its Subsidiaries for such year,

in each case setting forth in comparative form the figures for the prior fiscal year, all in reasonable detail, prepared in accordance with GAAP, fairly presenting, in all material respects, the financial position of the Persons being reported on and their results of operations and cash flows, and accompanied by:
    an opinion thereon of the Parent's independent certified public accountants who shall be of recognized national standing, which opinion shall state that such financial statements (other than consolidating statements) present fairly, in all material respects, the financial position of the Persons being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accounts in connection with such financial statements (other than consolidating statements) has been made in accordance with GAAP, and that such examination provides a reasonable basis for such opinion in the circumstances, and a certificate of the chief financial officer of the Parent stating that such financial statements have been prepared in accordance with GAAP applicable to periodic financial statements generally and fairly present, in all material respects, the financial position of the Persons being reported on and their results of operations and cash flows;

provided, however, that if the Parent is then subject to the reporting requirements under Section 13 or Section 15(d) of the Exchange Act, the delivery to the Lenders and the Agent of an Annual Report on Form 10-K or any successor form within the time periods above described shall satisfy the requirements of this Section 5.1(b). The consolidated balance sheet and statements of income, stockholders' equity and cash flows required by this paragraph may be in the form contained in the notes to the financial statements included in a Form 10-K.

(c) Compliance Certificate. At the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of an Officer of the Company to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Guarantors and the Company have taken and propose to take with respect thereto).

(d) Other Information. Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent to any of its public securityholders or made available generally by the Parent or any of its Subsidiaries and all regular and periodic reports and all registration statements and final prospectuses, if any, filed by the Parent or any of its Subsidiaries with any securities exchange or with the Commission.

(e) Notice of Default. Promptly, but in any event within three (3) Business Days, after any Officer of the Guarantors or the Company becomes aware of a Default or Event of Default with respect to the Loans or the Notes or that any Person has given any notice or taken any other action with respect to a claimed Default or Event of Default, a written notice thereof to the Lenders and the Agent specifying the nature and existence thereof and what action the Guarantors or the Company is taking or proposes to take with respect thereto.

(f) Additional Information to Holders of Other Indebtedness. Simultaneously with the furnishing of such information to any other holder of public debt securities of the Parent or any of its Subsidiaries, (i) copies of all other financial statements, reports or projections with respect to the Parent or its Subsidiaries which are broader in scope or on a more frequent basis than the Guarantors and the Company are otherwise required to provide under this Agreement and (ii) copies of all studies, reviews, reports or assessments relating to environmental matters that reveal circumstances, events or other matters that would reasonably be likely to have a Material Adverse Effect.

(g) Senior Notes Indenture. Promptly after the occurrence thereof, copies of any requests for amendment, waiver or other modification of the terms of the indenture governing the Senior Notes.

(h) Annual Budgets. If requested by the Agent or any Lender, a consolidated plan and financial forecast for such fiscal year, including without limitation (A) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of the Parent and its Subsidiaries for such fiscal year, and (B) forecasted consolidated statements of income and cash flows of the Parent and its Subsidiaries for each month of each such fiscal year, together with an explanation of the assumptions on which such forecasts are based, in each case consistent with past practices of the Parent.

(i) Permits and Operating Agreements. Upon any of the Guarantor or the Company obtaining knowledge relating to the termination, non-renewal, withdrawal or violation of, or proposed or anticipated termination, non-renewal, withdrawal or violation of, any Permit or Operating Agreement to which the Parent, any Subsidiary of the Parent or a Media Venture is a party or to which any of their property or assets is subject, a summary of all facts known by the Parent, any Subsidiary of the Parent or a Media Venture relating to such event.

(j) Requested Information. With reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Parent or any of the Subsidiaries or relating to the ability of the Guarantors and the Company to perform their obligations hereunder and under the Loans and the Notes (including, without limitation, monthly consolidated and consolidating financial statements and current Media Financial Statements), all as from time to time may be reasonably requested by any Lender or the Agent; provided, that none of the Parent shall be required to provide information pursuant to this Section 5.1(j) if such information is not, after having used its reasonable best efforts to obtain such, reasonably available to it.

5.2 Corporate Existence, Etc.

The Parent will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Subsidiaries and, to the extent it has control over such matters, the Media Ventures, in accordance with the respective organizational documents of the Parent, each of its Subsidiaries and the Media Ventures and the rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), licences and franchises of the Parent, each of its Subsidiaries and the Media Venture; except as permitted by Section 6.5 or where the failure to so preserve or keep will not, singly or in the aggregate, have a Material Adverse Effect; provided, that the Parent shall not be required to preserve any such right, license or franchise, or the existence of any Subsidiary of the Company, other than the Subsidiaries described in Schedule 1.1 attached hereto, or any Media Venture, if the Parent's Board of Directors determines that the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Parent, its Subsidiaries and the Media Ventures taken as a whole.

5.3 Payment of Taxes and Claims; Tax Consolidation

(a) The Parent will, and will cause each of its Subsidiaries and, to the extent it has control over such matters, the Media Ventures to pay all material Taxes, assessments and other governmental charges imposed upon it or any of its material properties or assets or in respect of any of its franchises, business, income or property before any material penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien upon any of its properties or assets prior to the time when any material penalty or fine shall be incurred with respect thereto, provided, however, that no such charge or claim need be paid if the validity or amount of such charge or claim is being diligently contested in good faith and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

(b) The Parent will not, nor will it permit any of its Subsidiaries and, to the extent it has control over such matters, the Media Ventures to file or consent to the filing of any consolidated income tax return with any Person (other than the Existing Shareholders (solely in their capacity as shareholders), the Parent, any of its Subsidiaries or any Media Venture so long as the filing of such consolidated income tax return is permitted by applicable law).

5.4 Maintenance of Properties; Insurance

The Parent will maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of the Parent, its Subsidiaries and, to the extent it has control over such matters, the Media Ventures and from time to time promptly will make or cause to be made all necessary repairs, renewals and replacements thereof; provided, however, that nothing in this Section 5.4 shall prevent the Parent, any of its Subsidiaries or any Media Venture from discontinuing the use, operation or maintenance of any such properties, or disposing of any of them, if such action is in the ordinary course of business or, in the reasonable good faith judgment of the Parent, necessary or desirable in the conduct of its business or otherwise permitted by this Agreement. The Parent will maintain or cause to be maintained, with financially sound and reputable insurers or with self insurance programs, in each case to the extent consistent with prudent business practices and customary in its industries and in the regions where it operates, insurance with respect to its properties and business and the properties and businesses of its Subsidiaries and, to the greatest extent possible, the Media Ventures against loss or damage of the kinds and in the amounts customarily carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses and owning similar properties in the same general respective regions in which the Parent, its Subsidiaries and the Media Ventures operate; provided, that it is understood that none of the foregoing entities presently carry any business interruption and the provisions of this Section 5.4 shall not require them to do so.

5.5 Inspection

The Parent shall permit any authorized representatives designated by the Lenders to visit and inspect any of the properties of the Parent, its Subsidiaries and, to the extent it has control over such matters, the Media Ventures, including, without limitation, its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that representatives of the Parent or any of its Subsidiaries may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested.

5.6 Compliance with Laws, Etc.

The Parent shall and shall cause each of its Subsidiaries and, to the extent it has control over such matters, the Media Ventures to comply with the requirements of all applicable Laws of any Tribunal, including, but not limited to the Exemption Regulation under the Dutch Credit System Supervision Act 1992 (Vrijstellingsregeling Wtk 1992), noncompliance with which, singly or in the aggregate, would have a Material Adverse Effect.

5.7 Maintenance of Accurate Records, Etc.

The Parent shall keep, and will cause each of its Subsidiaries and, to the extent it has control over such matters, the Media Ventures to keep, true books and records and accounts in which full and correct entries will be made of all its respective business transactions, and will reflect, and cause each of its Subsidiaries and, to the extent it has control over such matters, the Media Ventures to reflect, in its respective financial statements adequate accruals and appropriations to reserves.

5.8 Payments in Dollars

All payments of any Obligations to be made hereunder or under the Notes by the Guarantors or the Company or any other obligor with respect thereto shall be made solely in Dollars or such other currency as is then legal tender for public and private debts in the United States of America.

5.9 Register

The Company hereby designates the Agent to serve as the Company's agent, solely for purposes of this Section 5.9, to maintain a register (the "Register") on which it will record the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Company's obligations in respect of such Loans. With respect to any Lender, the transfer of the Loan Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Loan Commitments shall not be effective until such transfer is recorded on the Register maintained by the Agent with respect to ownership of such Loan Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Loan Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Loan Commitments and Loans shall be recorded by the Agent on the Register only upon the receipt by the Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 10.1A. Coincident with the delivery of such an Assignment and Assumption Agreement to the Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Loan, and thereupon one or more new Notes of the same type and in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender.

5.10 Employee Benefit Plan Compliance

None of the Parent and the Subsidiaries of the Parent will become and, to the extent it has control over such matters, the Parent will ensure that no Media Venture will become a party to or create any funded Employee Benefits Plan without the prior written consent of the Required Lenders, which consent shall not be unreasonably withheld.

5.11 Security Interests
    Each of the Holdco Guarantor and the Company shall use its reasonable best efforts to fulfill the requirements of Section 3.1O as soon as reasonably practicable after the Closing Date.
    Holdco Guarantor and the Company shall duly and punctually perform any and all acts and, at its expense, will promptly execute or cause to be executed any and all further instruments and documents and take such action as the Lenders deem necessary or desirable in obtaining the full benefits of this Agreement, the Security Documents and of each other Loan Document and of the rights and powers herein and therein granted as may, in the reasonable judgment of the Lenders, be necessary or desirable in order to grant and maintain in favor of the Lenders or the Agent, as applicable, a valid and perfected first priority security interest in the Collateral, subject to no other Liens except as may be expressly permitted under Section 6.2.
    If (i) the Parent shall directly or indirectly acquire any interest or right in any Capital Stock of a Media Venture after the Closing Date as to which the Lenders do not, directly or indirectly, have a perfected Lien or (ii) CME Czech Republic II B.V. shall become a Subsidiary of the Company under this Agreement, it shall promptly take all actions necessary or advisable to grant the Lenders a perfected first priority security interest in any such direct or indirect Wholly-Owned Subsidiary of the Parent which, directly or indirectly, owns an interest in the Capital Stock of such Media Venture, which in the case of clause (ii) above, shall be the Subsidiary of the Company which holds, directly or indirectly, the shares of all of the Subsidiaries and Media Ventures that constitute the Company's Czech Republic Group.

SECTION 6 NEGATIVE COVENANTS

The Guarantors and the Company covenant and agree that until the satisfaction in full of the Loans and the Notes and all other Obligations due under this Agreement they will fully and timely perform all covenants in this Section 6; provided that nothing in this Section 6 shall prohibit any Permitted Reorganization Transaction, any other Reorganization Transaction to which the Lenders have consented, such consent not to be unreasonably withheld, or any transaction that is part of such a Permitted Reorganization Transaction or other Reorganization Transaction which the Lenders have consented to.

6.1 Indebtedness

None of the Company or any of its Subsidiaries shall, and the Company will not consent to or vote in favor of permitting any Media Venture to, directly or indirectly, Incur any Indebtedness other than the Loans and the Notes, except that the Company's Subsidiaries and the Media Ventures may incur the following ("Permitted Indebtedness"):

(i) Intercompany Indebtedness;

(ii) the Indebtedness which is existing on the Closing Date or is anticipated to be incurred and, in each case, is described on Schedule 4.22 attached hereto;

(iii) Permitted Refinancing Indebtedness; and

(iv) Indebtedness of any Subsidiary or Media Venture, provided, that, after giving effect to the Incurrence of such Indebtedness and the application of the net proceeds thereof, the aggregate principal amount of Indebtedness (other than Indebtedness specified in clause (iv) of the definition of Permitted Investment or under clause (i) above) of such Subsidiary or Media Venture, together will its Subsidiaries, would not exceed its EBITDA for the immediately preceding four fiscal quarters of such Subsidiary or Media Venture.

6.2 Liens

The Company will not, and will not permit any of its Subsidiaries to and will not consent to or vote in favor of any Media Venture to, create, Incur or otherwise cause or suffer to exist or become effective any Liens of any kind (other than Permitted Liens) upon any property or asset of the Company or any of its Subsidiaries or the Media Ventures, whether now owned or hereafter acquired, or assign or otherwise convey any right to receive any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits.

6.3 Restricted Payments

The Parent shall not make, nor shall it cause or permit any of its Subsidiaries to and will not consent to or vote in favor of any Media Venture to, directly or indirectly (i) declare or pay any dividend, or make any distribution, on any Capital Stock of the Parent (other than dividends or distributions payable solely in Qualified Stock of the Parent), (ii) purchase, redeem or otherwise acquire or retire for value any of the Company's or any Guarantor's Capital Stock, or any warrants, rights or options to acquire shares of any class of such Capital Stock or (iii) make any principal payment on, purchase, defease, redeem, prepay, or otherwise acquire or retire for value, other than any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, the Senior Notes or any other Indebtedness of the Guarantors or the Company, other than a redemption or prepayment of (a) secured Indebtedness in connection with the sale of the Property securing such Indebtedness or (b) Indebtedness that is being refinanced with Permitted Refinancing Indebtedness (any such dividend, distribution, purchase, redemption, acquisition, retirement, defeasance or prepayment set forth in clauses (i), (ii) and (iii) above a "Restricted Payment").

6.4 Investments; Joint Ventures

The Parent shall not, nor shall it cause or permit any of its Subsidiaries to and will not consent to or vote in favor of any Media Venture to, directly or indirectly, make or own any Investment (other than Permitted Investments) in any Person, including any Joint Venture, except:

(i) the Parent and its Subsidiaries may continue to own the Investments owned by them as of the Closing Date in any Subsidiaries of the Parent or Media Ventures and described on Schedule 4.1 annexed hereto;

(ii) an Investment required by the terms, as of the Closing Date, of the Governing Documents relating to an Investment listed on Schedule 4.1;

(iii) Investments after the Closing Date in an aggregate principal amount not to exceed $1.0 million; and

(iv) the Company, its Subsidiaries and the Media Ventures may make and own Investments received in connection with the bankruptcy of suppliers and customers or received pursuant to a plan of reorganization of any supplier or customer, in each case in settlement of delinquent obligations or disputes with such suppliers or customers.

6.5 Restriction on Fundamental Changes

The Company shall not, nor shall it cause or permit any of its Subsidiaries or consent or vote in favor of any Media Venture to, directly or indirectly, enter into any transaction, or series of related transactions, of merger, amalgamation, consolidation or combination, or consolidate, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or in a series of transactions, all or substantially all of its business, property or assets, whether now owned or hereafter acquired which, singly or in the aggregate, result in a Material Adverse Effect.

6.6 Limitation on Dividend and Other Payment
Restrictions Affecting Subsidiaries

The Company shall not, nor shall it cause or permit any of its Subsidiaries to and will not consent to or vote in favor of any Media Venture to, directly or indirectly, create or otherwise cause or permit or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company or any Media Venture to (a) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, such Subsidiary's or Media Venture's profits; (b) make loans or advances or pay any Indebtedness or other obligation owed to the Company, to any Subsidiary of the Company or to any Media Venture; or (c) transfer any of its property or assets to the Company, to any Subsidiary of the Company or to any Media Venture (any such restriction or encumbrance a "Payment Restriction"), except for such encumbrances or restrictions existing under or by reason of: (1) any restrictions contained in (i) the Loan Documents or (ii) the Indebtedness or Investments pertaining to a Subsidiary of the Company that is not a Subsidiary of the Company on the Closing Date in existence at the time such Subsidiary becomes a Subsidiary of the Company; provided, however, that any such Indebtedness or Investments was not incurred as a result of, in connection with or in anticipation of the transaction pursuant to which such entity becomes a Subsidiary of the Company and it does not apply to any Person, or the properties of assets of any Person, other than the Subsidiary acquired and such Indebtedness or Investment is otherwise permitted to be incurred pursuant to Section 6.1 or 6.4, as applicable; (2) customary non-assignment provisions of any lease governing a leasehold interest of any Subsidiary of the Company or to any Media Venture; (3) customary net worth provisions contained in leases and other agreements entered into by a Subsidiary of the Company or to any Media Venture in the ordinary course of business; (4) applicable law; (5) any instrument that Refinances any Indebtedness effecting any such encumbrance or restriction pursuant to clause (1) above; provided, however, that the provisions relating to any such encumbrance or restriction in any such instrument are not materially less favorable to the Company, its Subsidiaries or the Media Venture or the Lenders than those contained in the agreements referred to in clauses (1) and (5) such encumbrance or restriction having been in existence prior to the Closing Date and (6) encumbrances or restrictions in any instrument governing Indebtedness Incurred in compliance with Section 6.1(iv) that require the borrower of such Indebtedness to maintain cash in an amount equal to but not more than one scheduled interest payment on such Indebtedness; provided that the aggregate amount of cash required to be maintained pursuant to all such restrictions shall not exceed $1.0 million per Group or $3.0 million for all of the Company's Subsidiaries and Media Ventures.

6.7 Transactions with Shareholders and Affiliates

The Company shall not, nor shall it cause or permit any of its Subsidiaries to and will not consent to or vote in favor of any Media Venture to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company; provided, however, that the foregoing restriction shall not apply to the following "Permitted Affiliate Transactions": (i) any transaction exclusively between the Company and any of its Wholly-Owned Subsidiaries or exclusively between any of the Company's Wholly-Owned Subsidiaries to the extent any are consistent with past practice and are otherwise in compliance with all of the terms of this Agreement, (ii) reasonable and customary fees paid to members of the Board of Directors of the Company or a Media Venture, (iii) reasonable and customary fees and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of the Company or any of its Subsidiaries, as determined by the Board of Directors of the Company or any such Subsidiary or the senior management thereof in good faith, including, without limitations, issuances of stock, payment of bonuses and other transactions pursuant to employment or compensation agreements, stock option agreements, indemnification agreements and other arrangements in effect on the Closing Date or substantially similar thereto, (iv) reasonable and customary transactions with Subsidiaries and Investments made in a manner consistent with past practices, provided that the aggregate amount of such transactions do not exceed $2.0 million in any fiscal year, (v) any payment or other transactions pursuant to any tax-sharing agreement, existing on the Closing Date between the Parent and any other Person with which the Parent files a consolidated tax return or with which the Parent is part of a consolidated group for tax purposes, (vi) any transaction pursuant to agreements or contracts outstanding on the Closing Date and any extensions, renewals or replacements thereof which are no less favorable to the Company and its Subsidiaries, in the aggregate, than the agreements or contracts being extended, renewed or replaced, (vii) any Restricted Payment not prohibited by Section 6.3, (viii) any Intercompany Indebtedness and (ix) any Investment in an Affiliate that would be permitted by Section 6.4.

6.8 Subsidiary Stock

The Company will not, and will not permit any of its Subsidiaries, to and will not consent to or vote in favor of any Media Venture to directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of Capital Stock or other equity securities of any of its Subsidiaries or any Media Venture, except (i) to qualify directors if required by applicable law or (ii) to the Company or to a Wholly-Owned Subsidiary of the Company or (iii) as required pursuant to the terms, as of the Closing Date, of the Governing Documents relating to an Investment listed on Schedule 4.1.

6.9 Business Activities

The Company shall not, nor shall the Company cause or permit any of its Subsidiaries to and will not consent to or vote in favor of any Media Venture to, directly or indirectly, materially alter the nature of the consolidated business of the Company, its Subsidiaries and the Media Ventures from that in existence on the Closing Date.

6.10 Amendments to Governing Documents and Operating Agreements

The Company shall not, nor shall it cause or permit any of its Subsidiaries to and will not consent to or vote in favor of any Media Venture to, amend its certificate of incorporation, bylaws or other Governing Documents or any Operating Agreement in any respect which could be materially adverse to the interests of the Lenders.

6.11 Asset Sales

The Company shall not, nor shall it cause or permit any of its Subsidiaries to and will not consent to or vote in favor of any Media Venture to, directly or indirectly sell individually or in the aggregate any material Property other than in the ordinary course of business consistent with past practices, unless the Company has received the consent of the Required Lenders, which consent shall not be unreasonably withheld; provided that the provisions of this Section 6.11 shall not prohibit the sale by Ceska nezavisla televizini spolecnost s.r.o. of the property located at Vladislavova 20 110 00, Prague, Czech Republic.

6.12 Transfer of Assets to Subsidiaries and Media Ventures

The Company shall not, nor shall it cause or permit any of its Subsidiaries to and will not consent to or vote in favor of any Media Venture to, directly or indirectly, transfer (other than in the ordinary course of business and other than pursuant to a Permitted Investment) any assets or property to any Subsidiary of the Company or a Media Venture unless such Subsidiary or Media Venture pays fair market value therefor to the Company or to a Wholly-Owned Subsidiary of the Company and except as provided in Sections 6.4, 6.5 and 6.7. For purposes of this Section 6.12, the fair market value paid by such Subsidiary shall not consist in whole or in part of any securities or debt instruments of such Subsidiary or of any Affiliate of such Subsidiary or Media Venture.

SECTION 7 EVENTS OF DEFAULT

If any of the following conditions or events ("Events of Default") shall occur and be continuing:

7.1 Failure To Make Payments When Due

Failure to pay any installment of principal of the Loans when due, whether at stated maturity, by acceleration, by notice of prepayment or otherwise; or failure to pay any interest on the Loans or any other amount due under this Agreement within 30 days after the date due; or

7.2 Default in Other Agreements

Failure of the Parent, any of its Subsidiaries or any Media Venture to pay at final maturity any principal on one or more issues of Indebtedness of the Parent, of any of its Subsidiaries or any Media Venture (other than Indebtedness referred to in Section 7.1) or breach or default by the Parent, any of its Subsidiaries or any Media Venture with respect to any other term of any one or more issues of Indebtedness of the Parent, any of its Subsidiaries or of any Media Venture or any agreement or instrument evidencing or securing such Indebtedness and the principal amount of such Indebtedness and all other such Indebtedness of the Parent, its Subsidiaries or any Media Venture in respect of which there is a failure to pay principal or interest or which has been so accelerated equals $5.0 million or more; or

7.3 Breach of Certain Covenants

Failure of any Guarantor or the Company to perform or comply with any covenant, term or condition contained in Section 2.4A(ii), 5.2 or 6.5; or

7.4 Breach of Warranty

Any representation, warranty or certification made by the Company in any Loan Document or in any statement or certificate at any time given by the Company in writing pursuant hereto or thereto or in connection herewith or therewith shall be false or incorrect in any material respect on the date as of which made or deemed made; or

7.5 Other Defaults Under Agreement or Loan Documents

Any of the Guarantors or the Company shall default in the performance of or compliance with any covenant, term or condition contained in this Agreement or the other Loan Documents (other than those covered by Sections 7.1, 7.3, 7.4, 7.11 or 7.12) and such default shall not have been remedied or waived in accordance with this Agreement within 30 days after the date of written notice from the holder or holders of not less than 25% in aggregate principal amount of the Loans then outstanding of such default; or

7.6 Other Default

The occurrence of (i) an "Event of Default" under either of the indentures governing either of the Senior Notes or (ii) a Change of Control.

7.7 Involuntary Bankruptcy; Appointment of Custodian, Etc.

A court of competent jurisdiction enters a Bankruptcy Order under any Bankruptcy Law that:

(A) is for relief against one or more of the Guarantors, the Company or any Subsidiary of the Company or Media Venture, which individually or together would constitute a Material Entity, in an involuntary case or proceeding, or

(B) appoints a Custodian of one or more of the Guarantors, the Company or any Subsidiary of the Company or Media Venture, which individually or together would constitute a Material Entity, for all or substantially all of its properties, or

(C) orders the liquidation of one or more of the Guarantors, the Company or any Subsidiary of the Company or Media Venture, which individually or together would constitute a Material Entity,

and in each case the order or decree remains unstayed and in effect for 60 days.

7.8 Voluntary Bankruptcy; Appointment
of Custodian, Etc.

One or more of the Guarantors, the Company or any Subsidiary of the Company or Media Venture, which individually or together would constitute a Material Entity, pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case or proceeding, or

(B) consents to the entry of a Bankruptcy Order for relief against it in an involuntary case or proceeding, or

(C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(D) makes a general assignment for the benefit of its creditors or files a proposal or scheme of arrangement involving the rescheduling or composition of its indebtedness, or

(E) consents to the filing of a petition in bankruptcy against it, or

(F) shall generally not pay its debts when such debts become due or shall admit in writing its inability to pay its debts generally.

7.9 Judgments and Attachments

Any money judgment, writ or warrant of attachment, or similar process involving in any individual case or in the aggregate at any time an amount in excess of $5.0 million (to the extent not covered by third-party insurance as to which the insurance company has acknowledged coverage) shall be entered or filed against one or more of the Guarantors, the Company or, any Subsidiary of the Company or any Media Venture, which individually or together would constitute a Material Entity, or any of their respective properties or assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days or in any event later than five days prior to the date of any proposed sale thereunder; or

7.10 Dissolution

Any order, judgment or decree shall be entered against one or more of the Guarantors, the Company or any Subsidiary of the Company or any Media Venture, which individually or together would constitute a Material Entity, decreeing the dissolution or split-up of the Parent or that Material Subsidiary or any Media Venture and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

7.11 Guarantee

(i) A Guarantee or any provision thereof shall cease to be in full force or effect (other than in accordance with its express terms), or (ii) any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under its Guarantee, or (iii) any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed, after giving effect to any applicable grace periods, pursuant to its Guarantee; or

7.12 Security Document Default

(a) Any Security Document (together with any other security document delivered or to be delivered thereunder) after delivery thereof shall for any reason fail to create or cease to maintain a valid and duly perfected first priority security interest (to the extent that a security interest can be created under applicable law) except for Liens permitted by Section 6.2 in the Collateral until such Collateral is released in accordance with the terms of this Agreement and the Security Documents, or

(b) The Collateral shall become subject to a pledge not permitted under the Security Documents on the Collateral or any Person takes any action to foreclose on such Collateral or takes any action inconsistent with the security interest held by the Lenders that could have a material adverse effect on the validity or requisite priority of such pledge, or

(c) The enforceability of the Lenders' or the Agent's, as applicable, security interest in any Collateral shall be contested by the Parent or any Subsidiary of the Parent, or

7.13 Non-Monetary Judgment

Any non-monetary judgment, order or decree is entered against the Parent, any Subsidiary of the Parent or any Media Venture which has had a Material Adverse Effect, and there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided that no non-monetary judgment, order or decree relating to the loss of the broadcast license of Studio 1 + 1 shall constitute an Event of Default; or

7.14 Injunction

The Parent, any Subsidiary of the Parent or any Media Venture is enjoined, restrained or in any way prevented by the order of any Tribunal from conducting all or any material part of its business and such order continues for more than 30 days and such injuction is reasonably expected to cause a Material Adverse Effect; provided that no injunction or restraint relating to the loss of the broadcast license of Studio 1 + 1 shall constitute an Event of Default; or

7.15 Damage, Strike, Casualty, Etc.

Any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than 30 consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Parent or any Subsidiary of the Parent if any such event or circumstance, singly or in the aggregate, has had a Material Adverse Effect; or

7.16 Licenses and Permits

The loss, suspension, forfeiture or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Parent or any Subsidiary of the Parent, or any Media Venture if such loss, suspension, revocation or failure to renew, singly or in the aggregate, would have a Material Adverse Effect; provided that the loss of the broadcast license of Studio 1 + 1 shall not constitute an Event of Default unless there shall have occurred an event relating to any of the Parent, its Subsidiaries or any Media Venture which, ignoring the loss of such Ukrainian license, would have a Material Adverse Effect.

SECTION 8 THE AGENT

8.1 Appointment

Each Lender hereby irrevocably designates and appoints Imperial Asset Management LLC as Agent of such Lender to act as specified herein and in the other Loan Documents, and each Lender hereby irrevocably authorizes Imperial Asset Management LLC as the Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto; provided that pursuant to Section 8.10 the Agent may act as creditor in its own right with respect to any Collateral it has a security interest in. The Agent agrees to act as such upon the express conditions contained in this Section 8. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent. The provisions of this Section 8 are solely for the benefit of the Agent and the Lenders, and neither the Parent nor any of its Subsidiaries shall have any rights as a third party beneficiary of any of the provisions hereof; provided, however, that each of the Guarantors and the Company may, in the absence of bad faith or knowledge to the contrary on its part, conclusively rely on any action of the Agent within the scope of the actions delegated to the Agent by the terms of this Agreement being the action of the Lenders. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Lenders and the Agent does not assume and shall not be deemed to have assumed any obligation or relationship of agent or trust with or for the Parent or any of its Subsidiaries.

8.2 Delegation of Duties

The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 8.3.

8.3 Exculpatory Provisions

Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Parent or any of its Subsidiaries or any of their respective officers contained in this Agreement, any other Loan Documents, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for any failure of the Parent or any of its Subsidiaries or any of their respective officers to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the other Loan Documents, or to inspect the properties, books or records of the Parent or any of its Subsidiaries. The Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent to the Lenders or by or on behalf of the Parent or any of its Subsidiaries to the Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

8.4 Reliance by Agent

The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Parent or any of its Subsidiaries), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. As between the Agent and the Lenders, the Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

8.5 Notice of Default

The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has actually received notice from a Lender, one of the Guarantors or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, that, as between the Agent and the Lenders unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

8.6 Non-Reliance on Agent and Other Lenders

Each Lender expressly acknowledges that neither the Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Parent or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Parent or its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Parent and its Subsidiaries. The Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other condition, prospects or creditworthiness of the Parent or any of its Subsidiaries which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

8.7 Indemnification

The Lenders agree to indemnify the Agent in its capacity as such ratably according to their respective "percentages" as used in determining the Required Lenders at such time, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Loan Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby of any action taken or omitted to be taken by the Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Parent or any of its Subsidiaries; provided, that no Lender shall be liable to the Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 8.7 shall survive the payment of all Obligations.

8.8 Agent in Its Individual Capacity

The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Parent, its Subsidiaries and the Media Ventures as though the Agent were not the Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, the Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Agent and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

8.9 Resignation of the Agent; Successor Agent

The Agent may resign as the Agent upon 10 days' notice to the Lenders, the Guarantors and the Company. Upon the resignation of the Agent, the Required Lenders shall appoint from among the Lenders or a third party appointed by a majority of the Lenders a successor Agent for the Lenders subject to prior approval by the Company (such approval not to be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall include such successor agent effective upon its appointment, and the resigning Agent's rights, powers and duties as the Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement; provided, that no failure to appoint such a successor agent shall restrict or delay the Agent's resignation hereunder or the termination of the Agent's responsibilities hereunder. After the resignation of the Agent hereunder, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

8.10 Parallel Debt
    For the purpose of taking security subject to the laws of the Netherlands, the Borrower and each Guarantor (hereinafter each referred to as "Obligor") hereby irrevocably and unconditionally undertake to pay the Agent amounts equal to any amounts owing by such Obligor to each Lender under the Loan Documents as and when the same fall due for payment thereunder, so that the Agent shall be the obligee of such covenant to pay and shall be entitled to claim performance thereof in its own name and not as agent acting on behalf of the Lenders.
    The Obligors and the Agent acknowledge that for this purpose such obligations of the Obligors are several and are separate and independent from, and without prejudice to, the identical obligations which the Obligors have to each Lender under the relevant Loan Documents, provided that this shall not, at the time, result in any Obligor incurring an aggregate obligation to each Lender and the Agent which is greater than the obligation to each Lender under the Loan Documents.
    Without prejudice to the foregoing, it is agreed by the parties that (i) the amounts due and payable by any Obligor under this Clause 8.10 (the "Parallel Debt") shall be decreased to the extent that such Obligor has paid any amounts to each Lender in respect of liabilities hereunder and vice versa and (ii) the Parallel Debt shall not exceed the aggregate of the corresponding obligations which any Obligor has to each Lender under the Loan Documents.
    Nothing in this Clause 8.10 shall in any way negate, affect or increase the obligations of any Obligor to each Lender under the Loan Documents in respect of the liabilities under the Credit Agreement. For the purpose of this Clause 8.10, the Agent acts in its own name and on behalf of itself and not as agent or representative of any other party hereto and any security granted to the Agent to secure the Parallel Debt is granted to the Agent in its capacity as creditor of the Parallel Debt as well as any other capacity under the Loan Documents.
    Without limiting or affecting the Agent's rights against the Obligors (whether under this Clause 8.10 or under any other provision of the Loan Documents), the Agent agrees with each Lender (on a several and divided basis) that, subject as set out in the next sentence, it will not exercise its rights as parallel creditor except with the consent of each Lender. However, for the avoidance of doubt, nothing in the previous sentence shall in any way limit the Agent's right to act in the protection or preservation of rights under, or to enforce any, Loan Document (or to do any act reasonably incidental to any of the foregoing).

SECTION 9 GUARANTEE

9.1 Unconditional Guarantee

Each Guarantor hereby unconditionally, jointly and severally, guarantees (such guarantee to be referred to herein as the "Guarantee") to each of the Lenders and the Agent and their respective successors and assigns, that: (i) the principal of and interest on the Loans will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Loans and all other obligations of the Company to the Lenders or the Agent hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any of the Loans or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Loans or this Agreement, the absence of any action to enforce the same, any waiver or consent by any of the Lenders with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Loans, this Agreement and in this Guarantee. If any Lender or the Agent is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Agent or such Lender, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Lenders and the Agent, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 7 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Section 7, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

9.2 Severability

In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

9.3 Release of the Guarantors

Upon the repayment in full of the Loans and the satisfaction of all Obligations of the Company under the Loan Documents the Guarantors shall be deemed released from all obligations under this Section 9 without any further action required on the part of the Agent or any Lender. The Agent shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 9.3.

9.4 Limitation of Guarantor's Liability

Each Guarantor and by its acceptance hereof each of the Lenders hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal, state or foreign law. To effectuate the foregoing intention, the Lenders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor after giving effect to any collections from or payments made on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee pursuant to this Agreement, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

9.5 Waiver of Subrogation

Each Guarantor hereby irrevocably waives for so long as the Loans remain outstanding any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under its Guarantee and this Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Lender against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Loans shall not have been paid in full, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Lenders, and shall, subject to the provisions of Section 8, Section 9.2 and Section 10, forthwith be paid to the Agent for the benefit of such Lenders to be credited and applied upon the Loans, whether matured or unmatured, in accordance with the terms of this Agreement. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and that the waiver set forth in this Section 9.5 is knowingly made in contemplation of such benefits.

9.6 Evidence of Guarantee

To evidence their guarantees to the Lenders set forth in this Section 9, each of the Guarantors hereby agrees to execute the notation of Guarantee in substantially the form included in Exhibit VIII. Each such notation of Guarantee shall be signed on behalf of each Guarantor by two Officers, or an Officer and an Assistant Secretary or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to such notation of Guarantee.

9.7 Waiver of Stay, Extension or Usury Laws

Each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement; and (to the extent that it may lawfully do so) each Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 10 MISCELLANEOUS

10.1 Participations in and Assignments
of Loans and Notes

A. Prior to the earlier of (i) a Lender having made all Loans contemplated its Loan Commitment described in Section 2.1A and (ii) the six month anniversary of the Closing Date and with the consent of the Company, such consent not to be unreasonably withheld, or after such date without the consent of the Company, each Lender shall have the right at any time to sell, assign, transfer or negotiate all or any portion of its Notes or its Loan Commitment (which must be at least Eur50,000 or the equivalent thereof in other currencies) to one or more Persons, other than to an entity with a principal line of business similar to any principal line of business of the Parent, any of its Subsidiaries or any Media Venture. In the case of any sale, transfer or negotiation of all or part of the Notes or any Loan Commitment authorized under this Section 10.1A, the assignee, transferee or recipient shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement; provided that (i) at such time Section 2.1A shall be deemed modified to reflect the Loan Commitment of such new Lender and of the existing Lenders, (ii) upon surrender of the Notes, new Notes will be issued, at the Company's expense, to such new Lender and to the assigning Lender, such new Notes to be in conformity with the requirements of Section 2.1D (with appropriate modifications) to the extent needed to reflect the revised Loan Commitment, and (iii) the Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500; and provided, further, that such transfer or assignment will not be effective until recorded by the Agent on the Register pursuant to Section 5.10. To the extent of any assignment pursuant to this Section 10.1A, the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Loan Commitment, and the assignee, transferee or recipient shall have, to the extent of such sale, assignment, transfer or negotiation, the same rights, benefits and obligations as it would if it were a Lender with respect to such Notes or Loan Commitment, including, without limitation, the right to approve or disapprove actions which, in accordance with the terms hereof, require the approval of a Lender. At the time of each assignment pursuant to this Section 10.1A to a Person which is not already a Lender hereunder and which is not a United States Person for Federal income tax purposes, such Person shall provide to the Company and the Agent the appropriate Internal Revenue Service Forms (and, if applicable, a Section 10.1E(ii) Certificate) described in Section 10.1E.

B. Each Lender may grant participations in all or any part of its Notes or its Loan Commitment to one or more Persons, other than to an entity with a principal line of business similar to any principal line of business of the Parent, any of its Subsidiaries or any Media Venture.

C. The Company shall, at its own cost and expense, provide such certificates, acknowledgments and further assurances in respect of this Agreement and the Loans as any Lender may reasonably require in connection with any participation, transfer or assignment pursuant to this Section 10.1.

D. Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loan and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

E. Each Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 10.1A (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer) and that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) agrees to deliver to the Company and the Agent, on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8EC1 or W-8BEN (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form W-8EC1 or W-8BEN pursuant to clause (i) above, two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Company and the Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8EC1 or W-8BEN, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Company and the Agent of its inability to deliver any such Form or Certificate.

10.2 Expenses

Whether or not the transactions contemplated hereby shall be consummated, the Company agrees to promptly pay (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents and all the costs of furnishing all opinions by counsel for the Company (including without limitation any opinions requested by the Lender as to any legal matters arising hereunder), and of the Company's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with; (ii) the reasonable costs and expenses of the Lenders and the Agent incurred in connection with the negotiation and execution of the Loan Documents, including any investigations relating thereto; (iii) the reasonable fees, expenses and disbursements of counsel to the Lenders in connection with the negotiation, preparation, execution and administration of the Loan Documents and the Loans hereunder, and any amendments, modifications and waivers hereto or thereto and consents to departures from the terms hereof and thereof; and (iv) after the occurrence of an Event of Default, all reasonable costs and expenses (including attorneys fees, and costs of settlement) incurred by the Lenders or the Agent in enforcing any Obligations of or in collecting any payments due from the Company hereunder or under the Notes by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings.

10.3 Indemnity

In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, the Guarantors and the Company agree to indemnify, pay and hold each of the Lenders, the Agent and any holder of any of the Notes, and each of their officers, directors, employees, agents, and affiliates (collectively called the "Indemnitees"), harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated as a party thereto), which may be suffered by, imposed on, incurred by, or asserted against that Indemnitee, in any manner resulting from, connected with, in respect of, relating to or arising out of this Agreement, the other Loan Documents, the Lenders' agreements to make the Loans or the use or intended use of any of the proceeds of the Loans hereunder (the "Indemnified Liabilities"); provided, however, that the Guarantors and the Company shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities (i) to the extent such is finally judicially determined to have resulted solely from (A) the gross negligence or willful misconduct of that Indemnitee or (B) the failure of such Indemnitee to perform its obligations under any Loan Document or (C) such Indemnitee's violation of law or (ii) in connection with the obligations of any Indemnitee under any Loan Document or for any transfer fees. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Guarantors and the Company shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

10.4 Setoff

Subject to Section 8, in addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, each Lender, the Agent and each subsequent holder of any Note is hereby authorized by the Company at any time or from time to time, without notice to the Company, or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured but not including trust accounts or any other accounts held for the benefit of another Person) and any other Indebtedness at any time held or owing by such Person or that subsequent holder to or for the credit or the account of the Company against and on account of the obligations and liabilities of the Company to such Person or that subsequent holder under this Agreement and the Notes, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement or the Notes, irrespective of whether or not (a) such Person or that subsequent holder shall have made any demand hereunder or (b) such Person or that subsequent holder shall have declared the principal of or the interest on its portion of the Loans and its Notes and other amounts due hereunder to be due and payable as permitted by Section 7 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

10.5 Amendments and Waivers

No amendment, modification, termination or waiver of any term or provision of this Agreement, of the Notes, any Guarantee or, prior to the execution and delivery thereof, shall in any event be effective without the prior written concurrence of the Company or the Guarantors, as the case may be, and the Required Lenders, and, upon the request of any Lender, the receipt of a written opinion of counsel of the Company addressed to the Lenders to the effect that such amendment, modification, termination, waiver or consent does not violate or conflict with any of the terms and provisions of any Contractual Obligation of the Guarantors or the Company; provided, however, that, without the prior written consent of each Lender affected, an amendment, modification, termination or waiver of this Agreement, any Notes, any Guarantee, and, prior to the execution and delivery thereof or consent to departure from a term or provision hereof may not: (i) reduce the principal amount of Notes whose holders must consent to any such amendment, modification, termination, waiver or consent; (ii) reduce the rate of or extend the time for payment of principal or interest on any Note; (iii) reduce the principal amount of any Note; (iv) make any Note payable in money other than that stated in the Note; (v) make any change in Section 2.4A or in the definition of Change of Control, in Section 7.1 or 7.3 or in Section 9.4 or this 10.5; (vi) reduce the rate or extend the time of payment of fees or other compensation payable to the Lenders hereunder; or (vii) waive performance by the Company of its obligations under, or consent to any departure from any of the terms and provisions of, Section 2.4A; and provided, further, that without the consent of the Agent, no such amendment, modification, termination or waiver may amend, modify, terminate or waive any provision of Section 8 as the same applies to the Agent or any other provision of this Agreement as it relates to the rights or obligations of the Agent. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Company in any case shall entitle the Company to any further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each holder of the Notes at the time outstanding, each further holder of the Notes, and, if signed by the Company or a Guarantor, on the Company and such Guarantor.

10.6 Independence of Covenants

All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

10.7 Entirety

The Loan Documents embody the entire agreement of the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.

10.8 Notices

Unless otherwise provided herein, any notice or other communications herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by mail and shall be deemed to have been given when delivered in person, upon receipt of telecopy or telex against receipt of answer back or four Business Days after depositing it in the mail, registered or certified, with postage prepaid and properly addressed; provided, however, that notices shall not be effective until received. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 10.8) shall be set forth under each party's name on the signature pages hereto.

10.9 Survival of Warranties and Certain
Agreements

A. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans hereunder and the execution and delivery of the Notes and, notwithstanding the making of the Loans, the execution and delivery of the Notes or any investigation made by or on behalf of any party, shall continue in full force and effect. The closing of the transactions herein contemplated shall not prejudice any right of one party against any other party in respect of anything done or omitted hereunder or in respect of any right to damages or other remedies.

B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Company set forth in Sections 10.2, 10.3 and 10.21 shall survive the payment of the Loans and the Notes and the termination of this Agreement.

10.10 Failure or Indulgence Not Waiver;
Remedies Cumulative

No failure or delay on the part of the Agent or any Lender or any holder of any Note in the exercise of any power, right or privilege hereunder, under a Guarantee or under the Notes shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement, under a Guarantee or the Notes are cumulative to and not exclusive of any rights or remedies otherwise available.

10.11 Severability

In case any provision in or obligation under this Agreement, under a Guarantee or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.12 Headings

Sections and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

10.13 Applicable Law

THIS AGREEMENT, EACH GUARANTEE AND THE NOTES SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

10.14 Successors and Assigns; Subsequent
Holders of Notes

This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Lenders. The terms and provisions of this Agreement and each Guarantee shall inure to the benefit of any assignee or transferee of the Notes pursuant to Section 10.1A, and in the event of such transfer or assignment, the rights and privileges herein conferred upon the Lenders shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. Except as provided in Section 10.5, in determining whether the holders of a sufficient aggregate principal amount of the Loans shall have consented to any action under this Agreement, any amount of the Loans owned or held by the Company, the Guarantors or any of their respective Affiliates shall be disregarded. The Company's rights or any interest therein hereunder may not be assigned without the prior express written consent of each of the Lenders.

10.15 Counterparts; Effectiveness

This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto, and delivery thereof to the Agent or, in the case of the Lenders, written telex or facsimile notice or telephonic notification (confirmed in writing) of such execution and delivery. The Agent will give the Company and each Lender prompt notice of the effectiveness of this Agreement.

10.16 Consent to Jurisdiction; Venue;
Waiver of Jury Trial

A. Any legal action or proceeding with respect to this Agreement, any Note or any Guarantee may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each of the parties to this Agreement hereby irrevocably accepts for itself and in respect of its respective property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties to this Agreement hereby further irrevocably waives any claim that any such courts lack jurisdiction over itself, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement, the Notes or the Guarantees brought in any of the aforesaid courts, that any such court lacks jurisdiction over such party. Each of the parties to this Agreement irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its respective address for notices pursuant to Section 10.8, such service to become effective 30 days after such mailing. To the extent permitted by law, each of the parties to this Agreement hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any Note or any Guarantee that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any party to this Agreement to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any party in any other jurisdiction.

B. Each of the parties to this Agreement hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement, the Notes or the Guarantees brought in the courts referred to in clause A above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

C. Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the Notes or the Guarantees or the transactions contemplated hereby or thereby.

D. The Company and the Guarantors agree to designate CT Corporation Systems, a Delaware corporation, as their authorized agent for service of process, upon which process may be served in any action, suit or proceeding which may be instituted in any state or federal court in the State of New York arising out of or relating to this Agreement, the Notes or the Guarantees. A copy of any such process shall be sent or given to the Company at the address for notices specified on the signature pages to this Agreement.

10.17 Payments Pro Rata

A. The Agent agrees that promptly after its receipt of each payment of any interest or premium on or principal of the Notes from or on behalf of the Company or any Guarantor, it shall, except as otherwise provided in this Agreement, distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of such payment) pro rata based upon their respective pro rata shares, if any, of such payment.

B. Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the Company to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

10.18 Taxes and Other Taxes

A. Any and all payments by a Guarantor and the Company hereunder or under any of the other Loan Documents shall be made free and clear of and without deduction or withholding for any and all present or future Taxes, unless such Taxes are required by law to be deducted or withheld and excluding (i) in the case of each Lender and the Agent, Taxes imposed on its net income and franchise taxes imposed on it by the jurisdiction under the laws of which such Person is organized or any political subdivision thereof, (ii) in the case of each such Lender and the Agent, any Taxes that are in effect and that would apply to a payment to such Person, as applicable, as of the Closing Date, and (iii) if any Person acquires any interest in this Agreement (a "Transferee"), any Taxes to the extent that they are in effect and would apply to a payment to such Transferee as of the date of the acquisition of such interest, as the case may be (all such nonexcluded Taxes being hereinafter referred to as "Covered Taxes"). If a Guarantor or the Company shall be required by Law to deduct or withhold any Covered Taxes from or in respect of any sum payable hereunder or under any other Loan Document, (a) unless such requirement results from the failure of the payee to perform its obligations under Section 10.1E, the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional amounts paid under this paragraph), the Lender receives an amount equal to the sum it would have received if no such deduction or withholding had been made; (b) the Guarantor or the Company, as applicable, shall make such deductions or withholdings; and (c) the Company forthwith shall pay the full amount deducted or withheld to the relevant taxation or other authority in accordance with applicable Law.

B. Each Guarantor and the Company agree to pay forthwith any present or future stamp documentary taxes or any other excise or property taxes, charges or similar levies (all such taxes, charges and levies being herein referred to as "Other Taxes") imposed by any jurisdiction (or any political subdivision or taxing authority thereof or therein) which arise from any payment made by such Guarantor or the Company hereunder or under any of the other Loan Documents or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any of the other Loan Documents.

C. Each Guarantor and the Company agrees to indemnify the Agent and each of the Lenders for the full amount of Covered Taxes or Other Taxes not deducted or withheld and paid by such Guarantor or the Company, as applicable, in accordance with Section 10.18(A) and (B) to the relevant taxation or other authority and any Taxes imposed by any jurisdiction on the Lenders or the Agent with respect to amounts payable by such Guarantor or the Company under this Section 10.18 and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not any such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days from the date the Agent or such Lender makes written demand therefor. A certificate as to the amount of such Taxes or Other Taxes and evidence of payment thereof submitted to the Company shall be prima facie evidence, absent manifest error, of the amount due from a Guarantor or the Company to the Agent or such Lender.

D. Each Guarantor and the Company shall furnish to the Agent and each of the Lenders the original or a certified copy of a receipt evidencing any payment of Taxes or Other Taxes made by such Guarantor or the Company as soon as such receipt becomes available.

E. The provisions of this Section 10.18 shall survive the termination of the Agreement and repayment of all Obligations.

10.19 Waiver of Stay, Extension or Usury Laws

Each Guarantor and the Company covenants (to the extent that they may lawfully do so) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive a Guarantor or the Company from paying all or any portion of the principal of or interest on the Loans as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement; and (to the extent that they may lawfully do so) each Guarantor and the Company hereby expressly waive all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

10.20 Requirements of Law

(a) In the event that any change in law occurring after the date that any lender becomes a Lender party to this Agreement with respect to such Lender shall, in the opinion of such Lender, require that any Loan Commitment of such Lender be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by such Lender or any corporation controlling such Lender, and such change in law shall have the effect of reducing the rate of return on such Lender's or such corporation's capital, as the case may be, as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation, as the case may be, could have achieved but for such change in law (taking into account such Lender's or such corporation's policies, as the case may be, with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time following notice by such Lender to the Company of such change in law as provided in paragraph (b) of this Section 10.20, within 15 days after demand by such Lender, the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation, as the case may be, for such reduction.

(b) The Company shall not be required to make any payments to any Lender for any additional amounts pursuant to this Section 10.20 unless such Lender has given written notice to the Company, through the Agent, of its intent to request such payments prior to or within 60 days after the date on which such Lender became entitled to claim such amounts. If any Lender requests compensation from the Company under this Section 10.20, the Company may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender thereafter to make or continue Loans, until the requirement of law giving rise to such request ceases to be in effect; provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

10.21 Confidentiality

Each Lender and the Agent shall hold all non-public information obtained pursuant to the requirements of or in connection with this Agreement which has been identified as confidential by the Company in accordance with such Lender's or Agent's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by the Company that in any event a Lender or the Agent may make disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participation therein or the appointment of a replacement Agent or as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that unless specifically prohibited by applicable law or court order, each Lender and the Agent shall notify the Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender or the Agent by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided, further, that in no event shall any Lender or the Agent be obligated or required to return any materials furnished by the Parent or any of its Subsidiaries. In connection with any sales, assignments or transfers referred to in Section 10.1A, a Lender or the Agent shall obtain agreements from the purchasers, assignees or transferees, as the case may be, reasonably satisfactory to the Company, that such parties will comply with this Section 10.21.

WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

COMPANY:

CME MEDIA ENTERPRISES B.V.

By: /s/ Andrea Kozma
Name: Andrea Kozma
Title: General Counsel

Notice Address: 8th Floor, Aldwych House
71-91 Aldwych
London WC2B 4HN
United Kingdom

Telephone: (44) 20 7430 5314
Telecopy: (44) 20 7430 5403

GUARANTORS:

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

By: /s/ Andrea Kozma
Name: Andrea Kozma
Title: Vice President and General Counsel

CENTRAL EUROPEAN MEDIA ENTERPRISES N.V.

By: /s/ Andrea Kozma
Name: Andrea Kozma
Title: Managing Director

By: /s/ Mark Wyllie
Name: Mark Wyllie
Title: Managing Director

Notice Address for Guarantors:

8th Floor, Aldwych House
71-91 Aldwych
London WC2B 4HN
United Kingdom

Telephone: (44) 20 7430 5314
Telecopy: (44) 20 7430 5403

AGENT:

IMPERIAL ASSET MANAGEMENT, LLC,
as Agent

By: /s/ Mark Martis
Name: Mark Martis
Title: Chief Operating Officer

Notice Address for Agent:

150 South Rodeo Drive, Suite 100

Beverly Hills, CA 90212

Telephone: (310) 246 3674
Telecopy: (310 246 3667

LENDERS:

Loan Commitment: $435,000.00 STEPHEN ADAMS LIVING TRUST,
by GoldenTree Asset Management, LP,
as Agent

By: /s/ Steven Shapiro
Name: Steven Shapiro
Title: Portfolio Manager

$420,000.00 ALPHA U.S. SUBFUND II, LLC,
by GoldenTree Asset Management, LP,
as Agent

By: /s/ Steven Shapiro
Name: Steven Shapiro
Title: Portfolio Manager

$1,230,000.00 DB STRUCTURED PRODUCTS, INC.
by GoldenTree Asset Management, LP,
as Agent

By: /s/ Steven Shapiro
Name: Steven Shapiro
Title: Portfolio Manager

$200,000.00 BROAD FOUNDATION,
by GoldenTree Asset Management, LP,
as Agent

By: /s/ Steven Shapiro
Name: Steven Shapiro
Title: Portfolio Manager

$750,000.00 B&W MASTER TOBACCO RETIREMENT TRUST
by GoldenTree Asset Management, LP,
as Agent

By: /s/ Steven Shapiro
Name: Steven Shapiro
Title: Portfolio Manager

$675,000.00 THE UNIVERSITY OF CHICAGO
by GoldenTree Asset Management, LP,
as Agent

By: /s/ Steven Shapiro
Name: Steven Shapiro
Title: Portfolio Manager

$200,000.00 ELI BROAD
by GoldenTree Asset Management, LP,
as Agent

By: /s/ Steven Shapiro
Name: Steven Shapiro
Title: Portfolio Manager

$790,000.00 GOLDENTREE HIGH YIELD VALUE MASTER FUND, L.P.

By: /s/ Steven Shapiro
Name: Steven Shapiro
Title: Portfolio Manager

$15,300,000.00 GOLDENTREE HIGH YIELD MASTER FUND, LTD.

By: /s/ Steven Shapiro
Name: Steven Shapiro
Title: Portfolio Manager

$7,000,000.00 GOLDENTREE HIGH YIELD OPPORTUNITIES I, L.P.

By: /s/ Steven Shapiro
Name: Steven Shapiro
Title: Portfolio Manager

$3,000,000.00 GOLDENTREE HIGH YIELD OPPORTUNITIES II, L.P.

By: /s/ Steven Shapiro
Name: Steven Shapiro
Title: Portfolio Manager

Notice Address for all Lenders:
c/o GoldenTree Asset Management, L.P.
300 Park Avenue, 25th Floor
New York, New York 10022

Telephone: (212) 847 3511
Telecopy: (212) 847 3535

Total Commitments: $30,000,000.00